UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Swift Energy Company
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April 2, 2015

Dear Swift Energy Shareholder:

Our 2015 annual meeting of shareholders will be held on May 19, 2015.

A formal notice of the annual meeting and proxy statement is enclosed, accompanied by a copy of our annual report for the fiscal year ended December 31, 2014. The proxy statement describes the business we will conduct at the annual meeting and provides information about Swift Energy Company that you should consider when you vote your shares.

Whether or not you can attend the annual meeting of shareholders, it is important that you vote and submit your proxy. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help Swift Energy Company reduce the cost of postage and proxy tabulations. Regardless of your method of voting, we urge you to review the accompanying materials and vote as promptly as possible to ensure the presence of a quorum for the annual meeting.

On behalf of the Board of Directors, thank you for your cooperation, ongoing support and continued interest.

Sincerely,

Terry E. Swift
Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 19, 2015

The annual meeting of shareholders of SWIFT ENERGY COMPANY (the “Company” or “Swift Energy”) will be held at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas, on May 19, 2015, at 3:00 p.m., Houston time, for the following purposes:

1.	To elect three Class I directors identified in this proxy statement to serve until the 2018 annual meeting of shareholders, or until their successors are duly qualified and elected, and one Class III director identified in this proxy statement to serve until the 2017 annual meeting of shareholders, or until his successor is duly qualified and elected;

2.	To amend the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”) to increase the number of shares of common stock available for issuance under the 2005 Plan and to increase annual award limits under Internal Revenue Code Section 162(m);

3.	To conduct a nonbinding advisory vote to approve the compensation of Swift Energy’s named executive officers as presented in this proxy statement;

4.	To ratify the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2015; and

5.	To conduct such other business as may properly be presented at the annual meeting, or at any and all adjournments or postponements thereof.

A record of shareholders has been taken as of the close of business on March 20, 2015, and only shareholders of record at that time will be entitled to vote at the annual meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing May 8, 2015, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 17001 Northchase Drive, Suite 100, Houston, Texas 77060. This list will also be available at the annual meeting.

By Order of the Board of Directors,

Christopher M. Abundis
Secretary

April 2, 2015

Your Vote Is Important!

Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting. For additional instructions on voting your shares, please refer to the proxy materials.

Page
PROXY STATEMENT	1
Solicitation	1
Availability of Proxy Materials	1
Voting Information	1
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Current Composition of the Board	5
Class I Director Nominees	6
Class III Director Nominee	7
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS	8
Class I Directors	8
Class II Directors	8
Class III Directors	9
Affirmative Determinations Regarding Independent Directors and Financial Experts	9
Meetings of Independent Directors	10
Meetings and Committees of the Board	10
Board Leadership Structure; Role in Risk Oversight	12
Compensation of Directors	13
Nominations for Directors	14
Corporate Governance	15
Related-Party Transactions	16
Director Emeritus	17
Retired President and Director	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18
Security Ownership of Certain Beneficial Owners	18
Security Ownership of Management	20
EXECUTIVE OFFICERS	21
PROPOSAL 2 — TO AMEND THE SECOND AMENDED AND RESTATED 2005 SWIFT ENERGY COMPANY STOCK COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2005 PLAN AND TO INCREASE ANNUAL AWARD LIMITS UNDER INTERNAL REVENUE CODE SECTION 162(m)	22
Executive Summary	22
Summary of the 2005 Plan	23
Federal Income Tax Consequences	28
Equity Compensation Plan Information	32
Board Recommendation	32
EXECUTIVE COMPENSATION	34
Compensation Discussion and Analysis (“CD&A”)	34
Compensation Policies and Practices as They Relate to Risk Management	44
Compensation Committee Report	45
Summary Compensation Table	46
Grants of Plan-Based Awards	48
Outstanding Equity Awards at December 31, 2014	49
Option Exercises and Stock Vested	51
Potential Payments Upon Termination or Change in Control	52
Conditions and Covenants	56
PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	57
PROPOSAL 4 — RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS SWIFT ENERGY COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015	58

SWIFT ENERGY COMPANY

17001 Northchase Drive, Suite 100

Houston, Texas 77060

(281) 874-2700

PROXY STATEMENT

for the

2015 ANNUAL MEETING OF SHAREHOLDERS

Solicitation

These proxy materials are being made available to the shareholders of Swift Energy Company (“Swift Energy” or the “Company”) beginning on or about April 2, 2015. The Board of Directors (the “Board”) of Swift Energy is soliciting your proxy to vote your shares of Swift Energy common stock at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 19, 2015, at 3:00 p.m., Houston time. The Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented at the Annual Meeting. This proxy statement provides you with the information on these matters to assist you in voting your shares.

Availability of Proxy Materials

We are using the e-proxy rules of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, we are making this proxy statement and related proxy materials available on the Internet pursuant to the SEC’s rules that allow companies to furnish proxy materials to shareholders through a “notice and access” model using the Internet. The “Notice and Access Rule” removes the requirement for public companies to automatically send shareholders a full hard-copy set of proxy materials and allows them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) and to provide online access to the documents. We have mailed such a Notice on or about April 2, 2015, to all shareholders of record on March 20, 2015, who are the shareholders entitled to vote at the Annual Meeting.

Voting Information

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf. By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Who are the proxies appointed by the Board of Directors for the Annual Meeting?

The proxies for the Company appointed by the Board are the following representatives of Swift Energy:

Terry E. Swift	Chairman of the Board, Chief Executive Officer and President
Robert J. Banks	Executive Vice President and Chief Operating Officer
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of Swift Energy common stock as of the close of business on our record date of Friday, March 20, 2015.

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How many shares of Swift Energy common stock are entitled to vote at the Annual Meeting?

As of March 20, 2015, there were 44,486,113 shares of Swift Energy common stock issued, outstanding and entitled to vote at the Annual Meeting. Each share of Swift Energy common stock is entitled to one vote on each matter presented.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.

Shareholder of Record — If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares in person at the Annual Meeting.

Beneficial Owner — If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.” As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

If I am a shareholder of record, how do I vote?

You may vote using any of the following methods:

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in either the Notice or proxy card.

By Telephone — You may vote by proxy by calling the number found on the proxy card.

By Mail — If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the proxy card and returning it in the envelope provided.

In Person — If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot during the meeting.

If I am a beneficial owner, how do I vote?

You may vote using any of the following methods:

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Telephone — You may vote by proxy by calling the number found on either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Mail — If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form provided by your broker, trustee or other nominee and returning it in the envelope provided.

In Person — If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

2 |	2015 Proxy Statement

Can I receive more than one Notice?

Yes. If you received multiple Notices, you may hold your shares in different ways (e.g., joint tenancy, trusts or custodial accounts) or in multiple accounts. You should vote on each Notice card you receive.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all nominees for Class I directors identified in this proxy statement, with terms to expire at the 2018 annual meeting of shareholders, and the election of one nominee for Class III director identified in this proxy statement, with a term to expire at the 2017 annual meeting of shareholders;
Proposal 2 —	FOR amending the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan to increase the number of shares of common stock available for issuance under the 2005 Plan and to increase annual award limits under Internal Revenue Code Section 162(m);
Proposal 3 —	FOR the approval of the compensation of Swift Energy’s named executive officers as presented in this proxy statement; and
Proposal 4 —	FOR the ratification of the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2015.

What are my choices when voting?

Proposal 1 — You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposals 2, 3, and 4 — You may cast your vote “for” or “against” or you may abstain with respect to each proposal.

How will my shares be voted if I do not specify how they should be voted?

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

Proposal 1 —	FOR the election of all nominees for Class I directors identified in this proxy statement, with terms to expire at the 2018 annual meeting of shareholders, and the election of one nominee for Class III director identified in this proxy statement, with a term to expire at the 2017 annual meeting of shareholders;
Proposal 2 —	FOR amending the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan to increase the number of shares of common stock available for issuance under the 2005 Plan and to increase annual award limits under Internal Revenue Code Section 162(m);
Proposal 3 —	FOR the approval of the compensation of Swift Energy’s named executive officers as presented in this proxy statement; and
Proposal 4 —	FOR the ratification of the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2015.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Annual Meeting and are counted for quorum purposes. For Proposal 1, the election of directors, votes withheld will have the same effect as not voting, and for

2015 Proxy Statement	| 3

other proposals, abstentions will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and also have the same effect as not voting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you submit a vote and wish to change it prior to the Annual Meeting, you may vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a new date, or by attending the Annual Meeting and voting by ballot at the Annual Meeting.

What vote is required to approve each proposal?

For Proposal 1, although our Bylaws provide for directors to be elected by a plurality of the votes cast by the holders of shares entitled to vote at the meeting, in December 2011 we amended our Principles for Corporate Governance to adopt a majority voting policy for directors in uncontested elections, which has applied since the Company’s 2012 annual meeting of shareholders.

Each of the remaining proposals requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that proposal.

Who pays the cost of this proxy solicitation?

The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid by Swift Energy. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Swift Energy common stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.

Is this proxy statement the only way the proxies are being solicited?

In addition to this solicitation by the Board, employees of Swift Energy may solicit proxies in person or by mail, delivery service, telephone or facsimile, without additional compensation. The Company has also retained Georgeson Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. The Company has agreed to pay this firm $10,500, plus reasonable out-of-pocket expenses, for standard proxy solicitation services.

4 |	2015 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Swift Energy has three classes of directors. Every year, each director of one class is elected to serve a 3-year term or until his or her successor has been duly elected and qualified. Messrs. Clyde W. Smith, Jr., Terry E. Swift and Charles J. Swindells, incumbent Class I directors, have been nominated by the Board to stand for re-election as Class I directors. Further, effective February 16, 2015, the Company increased the size of the Board from seven to eight members and, in accordance with the Bylaws of the Company, Mr. William A. Bruckmann III was appointed to the Board to fill the newly created Class III directorship and has been nominated to stand for election as a Class III director. Although Swift Energy’s Bylaws provide for directors to be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present, in 2011 we amended our Principles for Corporate Governance to adopt a majority voting policy for directors standing for re-election in an uncontested election, requiring resignation from the Board of any such nominees who are elected by less than a majority of the votes cast in such election and whose resignation is accepted by the Board. Upon the failure of a director to receive a majority of votes cast, the Corporate Governance Committee shall promptly consider, and make a recommendation to the Board regarding, whether to accept or reject the tendered resignation, or whether other action should be taken. Under the policy, the Board must act on the tendered resignation, and publicly disclose its decision and the rationale behind it, within 90 days from the date of the certification of the election results. This policy provides for independent directors to make determinations as to director resignation and sets out a range of remedies in the event of a majority withhold vote. Please refer to our Principles for Corporate Governance, which are available at www.swiftenergy.com, for a full description of this policy.

Current Composition of the Board

Directors standing for election at this Annual Meeting:

Class I (for term to expire at the 2018 annual meeting)
Clyde W. Smith, Jr.
Terry E. Swift
Charles J. Swindells

Class III (for term to expire at the 2017 annual meeting)
William A. Bruckmann III

Set forth below are the names and remaining terms of the other four directors, who are not standing for election at this Annual Meeting:

Class II (Term to expire at the 2016 annual meeting)	Class III (Term to expire at the 2017 annual meeting)
Greg Matiuk	Deanna L. Cannon
Ronald L. Saxton	Douglas J. Lanier

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director of Swift Energy, business experience, director positions with other companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that were considered by the Corporate Governance Committee and the Board in determining that the person should serve as a director for the Company.

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Class I Director Nominees

• Director since 1984 • Independent • Chair of Compensation Committee • Audit Committee

Clyde W. Smith, Jr., 66, has served as a director of Swift Energy since 1984. Since January 2002, Mr. Smith has served as President of Ascentron, Inc., an electronics manufacturing services company. From May 1998 until January 2002, Mr. Smith served as General Manager of D.W. Manufacturing, Inc., d/b/a Millennium Technology Services, an electronics manufacturer acquired by Ascentron, Inc., in January 2002. Mr. Smith is a Certified Public Accountant and holds the degree of Bachelor of Business Administration in Management. His qualifications to serve on the Board include his extensive experience as an executive and wealth of accounting knowledge.

• Director since 2000 • Chairman of the Board • Chair of Executive Committee

Terry E. Swift, 59, has served as a director of Swift Energy since May 2000 and as Chairman of the Board since June 1, 2006. He has been Chief Executive Officer of the Company since May 2001 and President since February 2015, having previously served as President of the Company from November 1997 to November 2004. He also served as Chief Operating Officer from 1991 to February 2000 and as Executive Vice President from 1991 to 1997. Mr. Swift served in other progressive positions of responsibility since joining the Company in 1981. He holds the degrees of Bachelor of Science in Chemical Engineering and Master of Business Administration. He is the son of the late A. Earl Swift, founder of Swift Energy, and the nephew of Virgil N. Swift, Director Emeritus. His qualifications to serve as a Board member include over thirty years of service with the Company and his decades of technical oil and gas industry experience.

• Director since 2006 • Independent • Audit Committee • Compensation Committee • Corporate Governance Committee

Charles J. Swindells, 72, has served as a director of Swift Energy since February 2006. Ambassador Swindells is currently a Senior Advisor to Bessemer Trust. Ambassador Swindells served as a Senior Advisor of Evercore Wealth Management, a unit of Evercore Partners, from June 2009 until December 31, 2010. He served as Vice Chairman, Western Region of U.S. Trust, Bank of America Private Wealth Management from 1993 until 2001, and again from 2005 until his retirement in January 2009. He also is a director on the board of The Greenbrier Companies, Inc., an international supplier of transportation equipment and services to the railroad industry. Ambassador Swindells served as United States Ambassador to New Zealand and Samoa from 2001 to 2005, and he served as Chairman of the Board of a non-profit board of trustees for Lewis & Clark College in Portland, Oregon, from 1998 until 2001. He holds the degree of Bachelor of Science in Political Science. Ambassador Swindells is qualified to serve on the Board as his several years of service as an ambassador of the United States, along with his business experience, have enabled him to bring to the Board a unique mix of political, legislative and international knowledge and experience.

6 |	2015 Proxy Statement

Class III Director Nominee

• Director since February 2015 • Independent • Audit Committee • Corporate Governance Committee

William A. Bruckmann III, 63, was appointed effective February 16, 2015, to fill a newly created position on the Company’s Board of Directors. Mr. Bruckmann is a former Managing Director at Chase Securities, Inc., with more than 25 years of banking experience, starting with Manufacturers Hanover Trust Company, where he became a senior officer in 1985. He later served as a Managing Director and sector head of Manufacturers Hanover’s gas pipeline and midstream energy practices through the acquisition of Manufacturers Hanover by Chemical Bank and the acquisition of Chemical Bank by Chase Bank. Mr. Bruckmann currently serves as a member of the board of directors of MarkWest Energy Partners, L.P., and he previously served on the board of Duncan Energy Partners L.P. from 2007 until September 2011, where he was Chairman of the Audit and Conflicts Committee. He also served as a director of Williams Energy Partners L.P. from May 2001 to June 2003. Mr. Bruckmann was chosen as a Board member because of his extensive energy banking knowledge and directorship experience.

Subject to our majority voting policy for the election of directors standing for re-election, Swift Energy’s Bylaws provide that a plurality of the votes cast (including votes withheld) by holders of shares entitled to vote is necessary to elect each nominee. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR”

all director nominees identified in this proxy statement to serve as Class I directors and one director nominee identified in this proxy statement to serve as a Class III director.

The persons named as proxies in these proxy materials, unless authority is withheld by a shareholder on a proxy card, intend to vote “FOR” the election of all nominees named in this proxy statement standing for election as Class I directors and one nominee named in this proxy statement standing for election as a Class III director. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute nominee, or the size of the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

2015 Proxy Statement	| 7

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

Class I Directors

The biographies for the Class I director nominees are set forth above under “Proposal 1 — Election of Directors.”

Class II Directors

• Director since 2003 • Independent • Chair of Corporate Governance Committee • Executive Committee • Compensation Committee

Greg Matiuk, 69, has served as a director of Swift Energy since September 2003. After 36 years of service, Mr. Matiuk retired from ChevronTexaco Corporation in May 2003, having served as Executive Vice President, Administrative and Corporate Services since 2001. From 1998 until 2001, he was Vice President, Human Resources and Quality and, from 1996 to 1998, he served as Vice President of Strategic Planning and Quality. Mr. Matiuk began his career at Chevron Corporation in 1967 as a production and reservoir engineer, and while with Chevron Corporation he also held the positions of Vice President of Chevron USA’s Western Operations with responsibility for all onshore and off-shore operations in California, General Manager of Chevron’s production operations in the United Kingdom, and Manager of Production and Drilling for all of Chevron’s operations in Western Australia. He holds the degrees of Bachelor of Science in Geological Engineering and Executive Master of Business Administration. Mr. Matiuk was inducted into the Academy of Geological Engineering and Sciences of Michigan Technological University in 2001 in recognition of his professional excellence and service. He was chosen as a Board member due to his more than four decades of experience in various facets of the energy industry.

• Director since February 2015 • Independent • Compensation Committee • Corporate Governance Committee

Ronald L. Saxton, 60, was appointed as a director of Swift Energy Company effective February 16, 2015, to fill the unexpired term following the resignation from the Board of Mr. Bruce H. Vincent. Mr. Saxton is an attorney and former business executive and is currently a shareholder at the law firm Schwabe, Williamson & Wyatt, in Portland, Oregon, a role he assumed January 1, 2015. Previously, Mr. Saxton served as Executive Vice President, Chief Administrative Officer and as a member of the board of directors of JELD-WEN, Inc., a global door and window manufacturer, for more than seven years. Prior to his roles at JELD-WEN, Mr. Saxton practiced law for almost 30 years, co-founding the law firm Ater Wynne, where he served as Chairman for eleven years, and represented a variety of manufacturers, utility and energy companies in their finance, regulatory, contracting, and environmental matters. Mr. Saxton’s qualifications to serve on the Board include his vast legal experience in corporate and regulatory matters and his extensive public policy and political experience.

8 |	2015 Proxy Statement

Class III Directors

The biography for Mr. Bruckmann, Class III director nominee, is set forth above under “Proposal 1 — Election of Directors.” The biographies for the other Class III directors (whose terms do not expire until the 2017 annual meeting) are set forth directly below.

• Director since 2004 • Independent • Chair of Audit Committee • Corporate Governance Committee

Deanna L. Cannon, 54, has served as a director of Swift Energy since May 2004 and as the Chair of the Audit Committee since May 2010. Ms. Cannon is President of Cannon & Company CPAs PLC, a privately held consulting firm, and also currently serves as a director of Northern Michigan Angels, LLC, an angel investment group. She served as a shareholder and director of Corporate Finance Associates of Northern Michigan, an investment banking firm, from February 2005 to June 2010. She served Miller Exploration Company as Chief Financial Officer and Secretary from November 2001 to December 2003, as Vice President — Finance and Secretary from June 1999 to November 2001 and as a director of one of its wholly owned subsidiaries from May 2001 to December 2003. Miller Exploration Company was a publicly held independent oil and gas exploration and production company that was acquired by Edge Petroleum Corporation in December 2003. Previously, Ms. Cannon was employed in public accounting for 16 years. Ms. Cannon holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant. We believe Ms. Cannon’s qualifications to serve on the Board include her wealth of accounting and financial knowledge, as well as her public company and industry-specific experience.

• Director since 2005 • Independent • Lead Director • Executive Committee • Compensation Committee

Douglas J. Lanier, 65, has served as a director of Swift Energy since May 2005 and currently serves as Lead Director at each executive session of the independent directors. Mr. Lanier retired in 2004 as Vice President of ChevronTexaco Exploration & Production Company, Gulf of Mexico Business Unit. He began his career with Gulf Oil Company in 1972 and served in various positions until 1989, when Mr. Lanier was appointed Assistant General Manager — Production for Chevron USA Central Region in Houston. He served in subsequent appointments until he joined Chevron Petroleum Technology Company as President in 1997. In October 2000, he was appointed Vice President of the Gulf of Mexico Shelf Strategic Business Unit. Mr. Lanier holds the degree of Bachelor of Science in Petroleum Engineering and is a member of the Society of Petroleum Engineers. Mr. Lanier was inducted into the University of Tulsa College of Engineering Hall of Fame in 2003. We believe Mr. Lanier is qualified to serve on the Board as he is an industry veteran with decades of experience in the energy industry.

Affirmative Determinations Regarding Independent Directors and Financial Experts

The Board has determined that each of the following directors is an “independent director” as such term is defined in Section 303A of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”): William A. Bruckmann III, Deanna L. Cannon, Douglas J. Lanier, Greg Matiuk, Ronald L. Saxton, Clyde W. Smith, Jr., and Charles J. Swindells. Seven of our eight directors are independent as of the 2015 Annual Meeting. These independent directors represent a majority of the Company’s Board of Directors. Mr. T. Swift is not an independent director because he also serves as an officer of the Company.

The Board has also determined that each member of the Audit, Compensation and Corporate Governance Committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. Further, the Board has determined that Deanna L. Cannon, Audit Committee Chair, and Messrs. William A. Bruckmann III and Clyde W. Smith, Jr., also members of the Audit Committee, are each an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

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The Board reviewed the applicable standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the independent directors. On the basis of this review, the Board made its independence and “audit committee financial expert” determinations.

Meetings of Independent Directors

At each executive session of the independent directors, the Lead Director presides. Mr. Lanier was elected as Lead Director by the independent directors in May 2010. For purposes of Rule 303A.03 of the NYSE Listed Company Manual, the term “independent directors” is equivalent to “non-management directors.”

Meetings and Committees of the Board

The Board has established the following standing committees: Audit, Compensation, Corporate Governance and Executive. Descriptions of the membership and functions of these committees are set forth below. The following chart identifies the committees upon which each member of the Board serves, the chairs of the committees, and the number of meetings and actions by consent of the Board and the committees during 2014:

	Board of Directors	Audit	Compensation	Corporate Governance	Executive
Number of meetings held in 2014	10	10	4	4	0
Number of actions by consent in 2014	2	0	0	0	0

Terry E. Swift	C				C
William A. Bruckmann III(1)	M	M		M
Deanna L. Cannon	M	C		M
Douglas J. Lanier	L		M		M
Greg Matiuk	M		M	C	M
Ronald L. Saxton(1)	M		M	M
Clyde W. Smith, Jr.	M	M	C
Charles J. Swindells	M	M	M	M
Bruce H. Vincent(2)	M				M

C	= Chair
L	= Lead Director
M	= Member
(1)	Messrs. Bruckmann and Saxton were not members of Swift Energy’s Board until February 16, 2015. Therefore, their inclusion in this table is solely to illustrate the current composition of the Swift Energy Board and its committees.
(2)	Mr. Vincent retired as an officer and director of the Company effective February 15, 2015; therefore, the above chart reflects his Board and committee membership through the effective date of his retirement.

During 2014, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he or she served.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring: (i) the integrity of the financial statements of the Company; (ii) Swift Energy’s compliance with legal and regulatory requirements; (iii) the independent auditor’s selection, qualifications and independence; and (iv) the performance of Swift Energy’s internal audit function and independent auditor. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to

10 |	2015 Proxy Statement

be “independent” under the rules promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, all as may be amended. In addition, at least one member of the committee must satisfy the definition of “audit committee financial expert” as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Ms. Cannon and Messrs. Bruckmann and Smith qualify as audit committee financial experts and that each member of the Audit Committee is independent as defined in the NYSE Listed Company Manual and the rules of the SEC, and each meets the financial literacy and experience requirements established by the NYSE. A report of the Audit Committee appears later in this proxy statement. Ms. Cannon (Committee Chair) and Messrs. Bruckmann, Smith and Swindells are members of the Audit Committee.

Compensation Committee

The Compensation Committee holds the responsibilities of the Board relating to compensation of the Company’s executive officers. This includes evaluating the compensation of the executive officers of the Company and its affiliates and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of Swift Energy, competitive practices, and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee also evaluates and approves any amendment, some which may require shareholder approval, to the Company’s existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under SEC rules and the NYSE’s listing standards. The Board has determined that all Compensation Committee members are independent as defined by the NYSE listing standards or rules of the SEC and NYSE. The report of the Compensation Committee is included below. Messrs. Smith (Committee Chair), Lanier, Matiuk, Saxton and Swindells are members of the Compensation Committee.

Aon Hewitt has been engaged by the Compensation Committee since the fourth quarter of 2012 to serve as its independent compensation consultant. Aon Hewitt reports directly to our Compensation Committee and has provided expert advice on the design and implementation of the Company’s compensation policies and programs. To the best of the Company’s knowledge, there are no conflicts between Aon Hewitt and any member of the Board. Aon Hewitt was also engaged, through an independent selection process of management, as the Company’s health and welfare benefits broker beginning April 2014; the fees paid to Aon Hewitt as the Company’s health and welfare benefits broker do not currently meet the threshold required for disclosure.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee of the Board consisted of Messrs. Smith, Lanier, Matiuk and Swindells, all of whom are independent directors. Mr. Saxton joined the Company’s Compensation Committee in February 2015 when he became a director. To the Company’s knowledge, there are no compensation committee interlocks involving members of the Compensation Committee (including Mr. Saxton) or other directors of the Company.

Corporate Governance Committee

The Corporate Governance Committee identifies individuals qualified to become directors, nominates candidates for directorships and also recommends to the Board the membership of each of the Board’s committees. This committee may consider nominees recommended by shareholders upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. The Corporate Governance Committee develops, monitors and recommends to the Board corporate governance principles and practices applicable to Swift Energy. The committee also assists management of the Company in identifying, screening

2015 Proxy Statement	| 11

and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company’s Conflict of Interest Policy. The Corporate Governance Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under the NYSE listing standards and the rules of the SEC. Messrs. Matiuk (Committee Chair), Bruckmann, Saxton, Swindells and Ms. Cannon are members of the Corporate Governance Committee and, as determined by the Board, all are independent as defined in the NYSE listing standards and rules of the SEC.

Executive Committee

The Executive Committee is authorized to act for the Board at times when it is not convenient for the full Board to act as an assembled board, except where full Board action is required by applicable law. Any action taken by the Executive Committee is required to be reported at the next full Board meeting. Messrs. T. Swift (Committee Chair), Matiuk and Lanier are members of the Executive Committee. Mr. Vincent was a member of the Executive Committee up until his retirement on February 15, 2015.

Board Leadership Structure; Role in Risk Oversight

Under Swift Energy’s Bylaws, the Board of Directors may appoint the same person to serve as the Chairman of the Board and the Company’s Chief Executive Officer. The Board believes that the Chief Executive Officer bears the primary responsibility for managing the day-to-day business of Swift Energy and is the most informed about the Company’s overall strategic direction, which makes him the best person at this time to lead the Company’s Board of Directors as Chairman and to ensure that key strategic business and governance issues are considered by the Board. This combined role promotes decisive leadership and clear accountability.

Mr. Terry E. Swift has served as Chairman of the Board since June 1, 2006, and as a director of the Company since May 2000, as the Chief Executive Officer of Swift Energy since May 2001, and as President since February 2015, having previously served as President of the Company from November 1997 to November 2004. The Board believes that having Mr. T. Swift fill the role of both Chairman and CEO remains the best leadership structure for Swift Energy.

Mr. T. Swift is joined in leadership of the Board by our Lead Director, Mr. Douglas Lanier, who is a non-management director. Mr. Lanier has significant Board experience, decades of oil and gas executive experience, and the experience of serving on two Board committees for Swift Energy, including the Executive Committee. As such, Mr. Lanier is a qualified advisor to Mr. T. Swift and makes himself available for consultation at all times. We also have other checks and balances for our Board structure:

•	our Audit, Compensation and Corporate Governance committees are all completely independent, as required;

•	seven of our eight Board members are independent;

•	our independent Corporate Governance Committee has responsibility for Board and management succession planning and related recommendations to the full Board;

•	led by the Corporate Governance Committee, a Board assessment is conducted annually, assessing the entire Board (not just the current class of nominees) and its committees;

•	following most meetings of the Board, the Lead Director presides over an executive session of the independent members of the Board; and

•

as provided in “Communications with the Board of Directors” on page 62, any shareholder may communicate with the Lead Director as appropriate on sensitive issues about management or corporate governance.

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The full Board is responsible for general oversight of enterprise risk concerns inherent in our business. At each Board meeting, the Board receives reports from members of our senior management that help the Board assess the risks we face in the conduct of our business. Members of our senior technical staff frequently make presentations to the Board about current and planned exploration and development activities that may subject us to operational and financial risks. In addition, the Audit Committee reviews the effectiveness of our internal controls over financial reporting, which are designed to address risks specific to financial reporting, with our internal auditors and independent accountants at least annually. Through the Company’s independent Audit, Compensation, and Corporate Governance committees, Swift Energy has established processes for the effective oversight of critical issues, such as integrity of our financial statements, corporate governance, executive compensation, and selection of directors and director nominees.

Compensation of Directors

In accordance with its charter, the Compensation Committee periodically evaluates the compensation of non-employee directors for service on the Board and on Board committees. In consultation with an independent compensation consultant, the Compensation Committee recommends annual retainer and meeting fees for non-employee directors and fees for service on Board committees, sets the terms and awards of any stock-based compensation and submits these recommendations to the Board of Directors for approval subject to shareholder approval, if required. Directors who are also employees of the Company receive no additional compensation for service as directors. The following table shows compensation for non-employee directors for 2014:

Annual Board Retainer	$55,500
Annual Meeting Fee Payment	$12,500	(1)
Annual Committee Retainer	$5,000	(2)
Committee Premiums:
Audit Committee Chair	$15,000	(3)
Compensation Committee Chair	$10,000	(4)
Corporate Governance Committee Chair	$8,000	(4)
Executive Committee Member	$8,000
Lead Director Premium	$8,000
Annual Restricted Stock Grant Value	$140,000	(5)

(1)	Annual meeting fee paid for a minimum of five meetings.
(2)	Annual fee for serving on one or more committees.
(3)	Annual fee for a minimum of four meetings.
(4)	Annual fee for a minimum of two meetings.
(5)	Number of restricted shares to be determined, based on the closing stock price on the day after the 2014 Annual Meeting. Restrictions on restricted shares lapse as to one-third of such shares each year beginning on the first anniversary of the grant date and, subject to a 1-year service requirement; restrictions on all shares lapse when a director ceases to be a member of the Board.

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The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors (excluding Messrs. Bruckmann and Saxton, who did not become directors until February 2015) for the fiscal year ended December 31, 2014:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (f)	All Other Compen- sation ($)(2) (g)	Total ($) (h)
Deanna L. Cannon(3)	$88,000	$140,081	$—	$—	$—	$—	$228,081
Douglas J. Lanier(3)	$89,000	$140,081	$—	$—	$—	$—	$229,081
Greg Matiuk(3)	$89,000	$140,081	$—	$—	$—	$—	$229,081
Clyde W. Smith, Jr.(3)	$83,000	$140,081	$—	$—	$—	$602	$223,683
Charles J. Swindells(3)	$73,000	$140,081	$—	$—	$—	$583	$213,664

(1)	The amounts in columns (c) and (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 6 to Consolidated Financial Statements in the Company’s audited financial statements for the fiscal year ended December 31, 2014, which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	No perquisites are included in this column as to any independent director, as the aggregate perquisites for any director during 2014 did not exceed $10,000. The amounts included for Messrs. Smith and Swindells represent gross-up reimbursement payments for spousal travel.
(3)	At December 31, 2014, the aggregate number of stock options and restricted stock awards outstanding include:

Name	Stock Options	Restricted Stock Awards
Deanna L. Cannon	—	21,254
Douglas J. Lanier	—	21,254
Greg Matiuk	—	21,254
Clyde W. Smith, Jr.	—	21,254
Charles J. Swindells	—	21,254

Nominations for Directors

Identifying Candidates

The Corporate Governance Committee, in consultation with the Chairman of the Board, is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee will also consider director candidates recommended by the shareholders in accordance with the Company’s Bylaws. For information on how to recommend a director candidate, refer to “Shareholder Proposals” on page 61.

Qualifications

The Board codified standards for directors in the Board’s Principles for Corporate Governance. These principles provide that the Board should encompass a diverse range of talent and perspectives, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Principles for Corporate Governance also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. The Corporate Governance Committee has not established a specific minimum or maximum age in any governing document, education, years of business experience or specific types of skills for potential director candidates; but, in general, consideration is given to each candidate’s reputation, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

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The Company’s Principles for Corporate Governance require that each director:

•	understand Swift Energy’s business and the marketplaces in which it operates;

•	regularly attend meetings of the Board and of the Board committee(s) on which he or she serves;

•	review the materials provided in advance of meetings and any other materials provided to the Board from time to time;

•

monitor and keep abreast of general economic, business and management news and trends, as well as developments in Swift Energy’s competitive environment and Swift Energy’s performance with respect to that environment;

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees;

•

be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management; and

•	be familiar and comply in all respects with the Code of Ethics and Business Conduct of the Company.

We have not adopted a specific written policy with respect to diversity; however, the Corporate Governance Committee considers principles of diversity as a factor in evaluating nominees to recommend for service on our Board. As part of the Board’s succession planning and annual self-assessment process, the Board reviews the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the short and longer term. The Board’s succession planning requires the Corporate Governance Committee and the Board to assess the skill areas currently represented on the Board and those skill areas represented by directors expected to retire or leave the Board in the near future against the target skill areas established annually by the Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its function. The Board then establishes the specific target skill areas or experiences that are to be the focus of a director search, when necessary. Specific qualities or experiences could include experience in the Company’s industry, financial or technological expertise, experience in situations comparable to the Company’s, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is also considered and reviewed as part of each Board self-assessment. For instance, through an evaluation of several qualified candidates for the Board during the second half of 2014, Messrs. Bruckmann and Saxton were selected to begin service in February 2015, in large part, due to their specialized banking, transactional and regulatory experience that the Board desired to enhance due to the Board’s current skill-set composition and the retirement of Mr. Vincent from the Board, also in February 2015.

Nomination of Candidates

In determining whether to nominate a candidate, either from an internally generated or shareholder recommendation, the Corporate Governance Committee will consider the composition and capabilities of existing Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Corporate Governance Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

Corporate Governance

Part of the Company’s historical and ongoing corporate governance practices is the Company’s policy that requires officers, directors, employees and certain consultants of the Company to submit annual disclosure

2015 Proxy Statement	| 15

statements regarding their compliance with the Company’s Conflict of Interest Policy. A management representation letter is provided to the Corporate Governance Committee of the Board regarding the results of the annual disclosure statements and management’s assessment of any potential or actual conflict of interest. Based on this assessment and further discussion with management, the Corporate Governance Committee then directs management on what additional action, if any, the committee determines is necessary to be undertaken with regard to any potential or actual conflict of interest or related-party transaction.

The Company also requires that officers, directors, employees and certain consultants of the Company provide an annual reaffirmation of the Company’s Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct is redistributed in connection with this requirement, and each person is asked to reaffirm and re-acknowledge that they have reviewed and refreshed their knowledge of the provisions of the Code of Ethics and Business Conduct and will comply with such code. They also reaffirm their understanding that their continued service to the Company is dependent upon compliance with the Company’s Code of Ethics and Business Conduct. In addition, all officers, directors, employees and certain consultants are required to annually recertify their understanding of, and adherence to, the Company’s Insider Trading Policy. A copy of the Insider Trading Policy is also redistributed in connection with this requirement.

Each of the Audit, Compensation and Corporate Governance Committees has a charter. Each such charter is reviewed annually by the applicable committee, and all of the charters are reviewed by the Corporate Governance Committee. The committee charters, the Board-adopted Principles for Corporate Governance and the Code of Ethics and Business Conduct are applicable to all employees and directors, and to certain consultants, and are posted on the Company’s website at www.swiftenergy.com. The committee charters, Principles for Corporate Governance and Code of Ethics and Business Conduct are also available in print, without charge, to any shareholder who requests a copy. Requests should be directed to the Company’s Investor Relations Department at 17001 Northchase Drive, Suite 100, Houston, Texas 77060; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com.

In addition, the Code of Ethics for Senior Financial Officers and Principal Executive Officer, as adopted by the Board, is posted on Swift Energy’s website, where the Company also intends to post any waivers from or amendments to this code.

Related-Party Transactions

We receive research, technical writing, publishing, and website-related services from Tec-Com Inc., a corporation located in Knoxville, Tennessee, which is controlled by Lorraine Abbott, the aunt of the Company’s Chairman of the Board, Chief Executive Officer and President. This relationship is presented to the Corporate Governance Committee each year in the annual disclosure statement process as described above in “Corporate Governance.” The contract was originally renewed July 1, 2014, and was set to expire June 30, 2015. However, as the Company has recently done with many vendors due to the downturn in commodity prices, the Company and Tec-Com renegotiated the contract and entered into a new contract effective March 2, 2015, which is set to expire June 30, 2016, with significantly reduced pricing for the services. We paid approximately $0.58 million to Tec-Com for such services for 2014 pursuant to the terms of the contract between the parties. We believe the compensation paid to Tec-Com is consistent with unrelated third-party arrangements for similar services.

Other than the Company’s Conflict of Interest Policy, the Company has not adopted a formal related-party transaction policy. As a matter of corporate governance policy and practice, all related-party transactions are presented to and considered by the Corporate Governance Committee of the Company’s Board of Directors. See the discussion set forth above under “Corporate Governance” regarding the Conflict of Interest Policy and related annual disclosure process used to identify and evaluate related-party transactions, if any, disclosed by our directors, officers, employees and certain consultants.

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Director Emeritus

Mr. Virgil Swift served as a director from 1981 until the 2005 annual meeting of shareholders, at which time he was given the honorary title of Director Emeritus. As this is an honorary distinction, no compensation is paid to Mr. V. Swift as Director Emeritus. The full Board concluded that the service of Mr. V. Swift, due to his extensive experience with Swift Energy and the oil and gas industry, was an invaluable asset to the Company, and thus a consulting agreement was entered into with him. As such, Mr. V. Swift regularly attends Board and committee meetings. Mr. V. Swift received compensation during 2014 pursuant to a consulting agreement which has been in effect since July 2000 and was renewed on similar terms effective July 1, 2006 and amended on February 25, 2009. In 2014, Mr. V. Swift was paid approximately $5,860 per month under the consulting agreement. Pursuant to such agreement and amendments, Mr. V. Swift provides advisory services to key employees, officers and directors, and as otherwise requested by the Chairman of the Board, Chief Executive Officer and President. The monthly payment will increase by four percent (4%) per year as a result of an annual inflation provision. The consulting agreement is terminable by either party without cause upon two weeks’ written notice.

Retired President and Director

Mr. Bruce H. Vincent, 67, retired as President of Swift Energy effective February 15, 2015, and resigned as a member of the Board of Directors as of that same date, after serving the Company for 25 years. Mr. Vincent served as a director of Swift Energy from May 2005 and as President of the Company from November 2004 until his retirement. He previously served in a variety of strategic roles for the Company, including Secretary of the Company from February 2008 until August 2012 and from August 2000 until May 2005, as Executive Vice President — Corporate Development from August 2000 to November 2004, and as Senior Vice President — Funds Management from 1990 (when he joined the Company) to 2000. Mr. Vincent is a recent Immediate Past Chairman of the Independent Petroleum Association of America and holds the degrees of Bachelor of Arts and Master of Business Administration.

In connection with his retirement, Mr. Vincent and the Company entered into a retirement agreement which is discussed further in “Potential Payments Upon Termination or Change in Control” on page 52. As Mr. Vincent served the Company as President at December 31, 2014, he is a Named Executive Officer as discussed in this proxy statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning the shareholdings of each person who, to the Company’s knowledge, beneficially owned more than five percent of the Company’s outstanding common stock as of February 28, 2015:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class
FMR LLC 245 Summer Street Boston, Massachusetts 02210	4,888,700	(1)	11.0%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	4,087,598	(2)	9.2%

Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403-1906	3,584,040	(3)	8.1%

First Trust Portfolios L.P. 120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187	3,052,323	(4)	6.9%

Schneider Capital Management Corporation 460 E. Swedesford Road, Suite 2000 Wayne, Pennsylvania 19087	2,847,786	(5)	6.4%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,365,502	(6)	5.3%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,351,876	(7)	5.3%

(1)	Based on a Schedule 13G dated February 13, 2015, FMR LLC is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G) and, as of December 31, 2014, holds sole voting power as to 264,600 shares and sole dispositive power as to all 4,888,700 shares.
(2)	Based on a Schedule 13G dated January 12, 2015, BlackRock, Inc. is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G) and, as of December 31, 2014, holds sole voting power as to 3,941,603 shares and sole dispositive power as to all 4,087,598 shares.
(3)	Based on a Schedule 13G dated February January 27, 2015, Franklin Resources, Inc. (“FRI”) is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary”) of FRI, including the Investment Management Subsidiaries listed below. When an investment management contract (including a sub-advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment agreement. The following Investment Management Subsidiaries, as of December 31, 2014, have sole voting and dispositive power with respect to the following shares: Franklin Templeton Investment Corp. —1,797,160; Templeton Global Advisors Limited — 1,736,740; and Franklin Templeton Investment Management Limited — 50,140.

18 |	2015 Proxy Statement

(4)	Based on a Schedule 13G dated January 21, 2015, filed jointly by The Charger Corporation, First Trust Portfolios L.P. and First Trust Advisors L.P., which companies are, respectively, a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G), a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 and an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E). The Charger Corporation is the General Partner of both First Trust Portfolios L.P. and First Trust Advisors L.P. First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts which hold shares of the Company, and First Trust Advisors L.P. acts as a portfolio supervisor of the unit investment trusts sponsored by First Trust Portfolios L.P., certain of which hold shares of the Company. As of December 31, 2014, First Trust Portfolios L.P. reports shared dispositive power with respect to 88,681 shares, and First Trust Advisors L.P. and The Charger Corporation both report shared voting power with respect to 2,963,642 shares and shared dispositive power as to all 3,052,323 shares.
(5)	Based on a Schedule 13G dated February 13, 2015, Schneider Capital Management Corporation is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and, as of December 31, 2014, holds sole voting power as to 1,095,709 shares and sole dispositive power as to all 2,847,786 shares.
(6)	Based on a Schedule 13G dated February 9, 2015, The Vanguard Group, Inc. is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and, as of December 31, 2014, holds sole voting power as to 66,750 shares, sole dispositive power as to 2,303,052 shares and shared dispositive power as to 62,450 shares.
(7)	Based on a Schedule 13G dated February 5, 2015, Dimensional Fund Advisors LP is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and, as of December 31, 2014, holds sole voting power as to 2,313,697 shares and sole dispositive power as to all 2,351,876 shares.

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Security Ownership of Management

The following table sets forth information concerning the shareholdings of the members of the Board, the Named Executive Officers as defined on page 34 of this proxy statement, and all executive officers and directors as a group, as of February 13, 2015:

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1) (# of shares)		Percent of Class
Terry E. Swift	Chairman of the Board, Chief Executive Officer and President	805,387		1.8%
William A. Bruckmann III(3)	Director	0		(2)
Deanna L. Cannon	Director	49,760		(2)
Douglas J. Lanier	Director	66,650		(2)
Greg Matiuk	Director	69,650		(2)
Ronald L. Saxton(3)	Director	0		(2)
Clyde W. Smith, Jr.	Director	84,971	(4)	(2)
Charles J. Swindells	Director	57,260		(2)
Bruce H. Vincent	Retired Director and President	581,852		1.3%
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer	372,340		(2)
Robert J. Banks	Executive Vice President and Chief Operating Officer	271,942		(2)
Steven L. Tomberlin	Senior Vice President — Resource Development and Engineering	244,459		(2)
All executive officers and directors as a group (12 persons)(3)		2,604,271		5.7%

(1)	Unless otherwise indicated below, the persons named have sole voting and investment power, or joint voting and investment power with their respective spouses, over the number of shares of the common stock of the Company shown as being beneficially owned by them, less the shares set forth in this footnote. None of the shares beneficially owned by our executive officers and directors are pledged as security, with the exception of 35,000 shares owned by Mr. Smith placed in a margin account. The amounts include shares acquirable within 60 days of February 13, 2015, by vesting of restricted stock awards or exercise of options granted under the Company’s stock plans. No individual in the table was entitled to receive shares from restricted stock awards within 60 days of February 13, 2015, and the following were entitled to shares through the exercise of stock options during the same period: Mr. Swift — 341,791, Mr. Vincent — 267,300, Mr. Heckaman — 154,193, Mr. Banks — 150,400, Mr. Tomberlin — 42,800, and all executive officers and directors as a group — 956,484.
(2)	Less than one percent.
(3)	Messrs. Bruckmann and Saxton became directors effective February 16, 2015, on which date they were each granted 3,200 shares of Common Stock of the Company, subject to certain vesting restrictions. They did not own shares, however, as of the effective date of the above table.
(4)	Mr. Smith disclaims beneficial ownership as to 1,000 shares held in a Roth IRA for the benefit of Mr. Smith’s son.

20 |	2015 Proxy Statement

EXECUTIVE OFFICERS

The Board appoints the executive officers of the Company annually. Information regarding Terry E. Swift, Chief Executive Officer and President, is set forth previously in this proxy statement under “Proposal 1 — Election of Directors” and information regarding Bruce H. Vincent, retired President, is set forth previously in this proxy statement under “Retired President and Director.” Set forth below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.

Robert J. Banks, 60, was appointed Executive Vice President and Chief Operating Officer in February 2008. From 2006 to 2008, he served as Vice President — International Operations and Strategic Ventures. Mr. Banks has also served as Vice President — International Operations of the Company’s subsidiary, Swift Energy International, since he joined the Company in 2004. Mr. Banks has 38 years of experience in both U.S. and international exploration and production activities. His responsibilities have included exploration, development, exploitation and acquisition projects. Prior to joining Swift Energy, Mr. Banks held executive-level positions at Vanco Energy Company, Mosbacher Energy Company, and Kuwait Foreign Petroleum Company, and senior-level positions at Santa Fe International Corporation. His direct project responsibilities have included exploration and production operations in 13 different countries in North America, Africa, Asia, Europe and the Pacific Rim. Mr. Banks holds the degree of Bachelor of Science.

Alton D. Heckaman, Jr., 58, was appointed Executive Vice President of Swift Energy in November 2004 and Chief Financial Officer in August 2000. He serves as the Company’s principal financial officer and principal accounting officer under SEC guidelines. Mr. Heckaman previously served as Senior Vice President — Finance from August 2000 until November 2004 and served in other progressive positions of responsibility since joining the Company in 1982. He is a Certified Public Accountant and holds the degrees of Bachelor of Business Administration in Accounting and Master of Business Administration.

Steven L. Tomberlin, 57, was appointed Senior Vice President — Resource Development and Engineering in February 2012. Mr. Tomberlin previously served as Vice President — Resource Development and Engineering from December 2009 to February 2012, and as Director of Reservoir Management and Technology from 2008 (when he joined the Company) to 2009. Prior to joining the Company, Mr. Tomberlin held key positions with BP Production America as Director — Decommissioning from February 2008 to October 2008 and as Manager — Operations Technical Group from January 2005 to January 2008. He has over thirty years of experience in the oil and gas industry in the areas of exploration and development of properties in the Mid-Continent, Gulf Coast onshore and Gulf of Mexico regions. Mr. Tomberlin holds the degree of Bachelor of Science in Chemical Engineering.

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PROPOSAL 2 — TO AMEND THE SECOND AMENDED AND RESTATED 2005 SWIFT ENERGY COMPANY STOCK COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2005 PLAN AND TO INCREASE ANNUAL AWARD LIMITS UNDER INTERNAL REVENUE CODE SECTION 162(m)

Executive Summary

Shareholders are being asked to approve an amendment to The Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”) that would:

a.	increase the number of shares of the Company’s common stock available for award under the 2005 Plan by 1 million shares; and

b.	update the Internal Revenue Code (“Code”) Section 162(m) limitation on the maximum number of Awards that a Participant may receive during a single calendar year as described herein.

Increase in Number of Shares Available for Issuance

We are seeking shareholder approval to increase the number of shares of the Company’s common stock available under the 2005 Plan for award by 1 million shares. The 2005 Plan is designed to offer equity-based incentive awards and cash incentives to our employees, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. The 2005 Plan is broad-based and designed, as a general matter, to grant equity awards on an annual basis to a majority of the Company’s employees, although future grant awards and grant recipients have not been determined. Therefore, the number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2005 Plan cannot be determined at this time. As the administrator of the 2005 Plan, we deem the following points relevant in considering this portion of the proposal:

•	As of March 2015, approximately 75% of Swift Energy’s current employees have received Awards under the 2005 Plan;

•

The annual burn rate for fiscal year 2014 was 1.70% using the weighted average number of common shares outstanding of 43.92 million, and the average burn rate for the last three years was 1.92% using the weighted average shares outstanding for each of 2012, 2013, and 2014;

•

Using the fungible share ratio of the 2005 Plan, whereby the pool of shares is reduced by one share for every Stock Option granted and reduced by 1.44 shares for every “full value” Award granted, the one-year burn rate for 2014 was 2.45%, and the three year burn rate for 2012 to 2014 was 2.65%;

•	We do not allow repricing of any Awards, including Stock Options; and

•	We do not have an evergreen provision, that would allow for automatic replenishment of available shares to the 2005 Plan without shareholder approval.

Code Section 162(m) Limitation

At this time, we do not anticipate any material changes to our compensation program design or practices either at the executive level or for the rest of our employee base. However, based on recent peer studies, Swift Energy seeks to update the applicable provision, as described below, to reflect current market practices in our peer group.

The 2005 Plan currently limits the number of shares that may be awarded to any Participant in a calendar year with respect to, or measured by, no more than 200,000 shares of Common Stock or, if any Awards are settled in cash, the maximum amount of cash payable to any one Participant during a calendar year with respect

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to such Awards shall not exceed the equivalent of 200,000 shares of Common Stock. Approval of this proposal constitutes approval of the amendment of the above limits to set the following two new distinct limitations:

a.	no Participant may be granted, during any calendar year, Stock Options, SARs or Restricted Awards (including Stock Options, SARs, Restricted Stock Grants and Restricted Unit Grants granted as Performance Bonus Awards) covering or measured by more than 400,000 shares of Common Stock; and

b.	no Participant may be granted any award denominated in cash (“Cash Award”) (including Cash Awards that are granted as Performance Bonus Awards) in any calendar year having a value determined on the date of grant in excess of $5,000,000.

In general, each Award will only be subjected to a single limitation, set forth above in either clause (a) or (b). However, a Participant may be granted Awards in combination such that portions of the Award are subject to differing limitations, in which event each portion of the combination Award is subject only to a single appropriate limitation in either clause (a) or (b) above. For example, if a Participant is granted an Award that is in part a Restricted Award and in part a Cash Award, then the Stock Award shall be subject only to the limitation in clause (a) and the Cash Award shall be subject only to the limitation in clause (b).

Upon the approval of shareholders of this Proposal 2, the 2005 Plan will be modified as described herein through a written amendment. Copies of the 2005 Plan as filed with the SEC may be obtained through the SEC’s website at www.sec.gov. The 2005 Plan appears as Exhibits 10.2-10.3 to the Company’s Form 10-K for the year ended December 31, 2014. A copy may also be obtained without charge by writing to the Company at 17001 Northchase Drive, Suite 100, Houston, Texas 77060, Attention: Secretary, or calling (281) 874-2700 or (800)  777-2412.

Summary of the 2005 Plan

The 2005 Plan authorizes the Company to grant various awards (“Awards”) to all directors, officers and employees of the Company or its subsidiaries, including Incentive Stock Options (“ISOs”), Nonqualified Stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock grants (“Restricted Stock Grants”), restricted unit grants (“Restricted Unit Grants”) and performance bonus awards (“Performance Bonus Awards”). Terms used but not defined in this summary have the same meanings as defined in the 2005 Plan.

Shares Subject to 2005 Plan

When the 2005 Plan was first approved by shareholders at the Company’s 2005 annual meeting, 900,000 shares of Swift Energy common stock were reserved for Awards to those eligible. At succeeding annual meetings, the Company’s shareholders approved increases in the shares available under the 2005 Plan by an aggregate of 8,650,000 shares. Therefore, the maximum number of shares of common stock in respect of which Awards could be granted under the 2005 Plan (the “Plan Maximum”) is currently 9,550,000 shares in a “fungible pool” of shares.

The pool of shares is reduced by one share for every Stock Option that is granted and is reduced by 1.44 shares for every “full-value” Award that is granted. “Full-value” Awards consist of Restricted Stock Grants, Restricted Unit Grants and SARs. Thus, when considering all available shares approved at past annual meetings, if only Stock Options are granted, options covering up to 9,550,000 shares may be granted; if only “full-value” Awards are granted, Awards covering only 6,631,944 shares may be granted. If both Stock Options and “full-value” Awards are granted under the 2005 Plan, the number of shares which can be covered by Awards will fall somewhere between these two numbers, depending upon the ultimate mix of Stock Options and “full-value” Awards that are granted under the 2005 Plan. ISOs cannot be granted under the 2005 Plan covering more than 875,000 shares (“ISO Limit”). The reserved share numbers (and the share numbers constituting the Plan Maximum, ISO Limit, and Named Executive Officer limits) are subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, merger, consolidation or other change in capitalization of the Company affecting its common stock.

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As of February 28, 2015, the 2005 Plan had: (1) 1,365,504 shares of common stock available to cover Awards granted (1,365,504 shares if only Stock Option Awards are granted, and 948,267 shares available if only “full-value” Awards are granted), which represents approximately 3.1% of the Company’s issued and outstanding shares as of such date, (2) 1,331,390 Stock Option Awards outstanding with a weighted average exercise price of $34.03 and a weighted average remaining term of 4.6 years, and (3) 1,964,905 full-value Awards (restricted stock awards and Performance RSU awards) outstanding.

If the proposal to make 1 million additional shares available under the 2005 Plan is approved by shareholders, options covering up to 1 million shares may be granted out of these additional reserved shares if only Stock Options are granted; if only “full-value” Awards are granted, Awards covering only 694,444 shares may be granted out of these additional reserved shares. Taking this into consideration, if the proposed additional shares are approved by our shareholders and made available under the 2005 Plan, the aggregate number of shares that could be awarded (inclusive of the available pool of shares at February 28, 2015) would fall somewhere between 2,365,504 shares and 1,642,711 shares if a combination of both Stock Options and “full-value” Awards are granted.

Administration

The Compensation Committee of the Board has sole authority, subject to limitations set forth in the 2005 Plan, to construe and interpret the 2005 Plan, to select participants (“Participants”), to grant Awards and to establish the terms and conditions of Awards. The Compensation Committee is allowed to give the Company’s Chief Executive Officer specifically limited written authority to grant Awards to new employees.

The Compensation Committee may also modify or amend any Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (a) is subject to the plan amendment provisions set forth in the 2005 Plan, and (b) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the administrator determines in its sole discretion that such modification or amendment either (y) is required or advisable in order for the Company, the 2005 Plan or the Award to satisfy any applicable law or to meet the requirements of any accounting standard, or (z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control.

Eligibility

Any employee of the Company or its subsidiaries, any consultant, and any non-employee director of the Company, is eligible to receive various Awards under the 2005 Plan.

Term

The 2005 Plan will terminate on May 20, 2023, unless sooner terminated by the Board, except with respect to Awards then outstanding.

Amendment

The Board may amend the 2005 Plan at any time, except that (1) the Board must obtain shareholder approval to make any amendment that would increase the total number of shares reserved for issuance (except for adjustments necessary to reflect changes in capitalization), materially modify eligibility requirements, materially increase the benefits accruing to Participants resulting in the repricing of Awards already issued, materially extend the term of the plan, or increase the maximum number of shares covered by Awards to Named Executive Officers, and (2) certain amendments are altogether prohibited (e.g., any amendment that would impair a Participant’s vested rights).

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Incentive Stock Options

Options designated as ISOs within the meaning of Section 422 of the Code, together with the regulations promulgated thereunder, may be granted under the 2005 Plan up to the ISO Limit. To the extent that any portion of an ISO that first becomes exercisable by any Participant during any calendar year exceeds the $100,000 aggregate fair market value limitation of Section 422(d) of the Code, or such other limit as may be imposed by the Code, such excess portion shall be treated as a validly granted NSO. ISOs shall be exercisable for such periods as the Compensation Committee shall determine, but in no event for a period exceeding ten years or, for Participants who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (“10% Shareholders”), for a period exceeding five years.

Non-Qualified Stock Options

NSOs may be granted for a stated number of shares of common stock and will be exercisable for such period or periods as the Compensation Committee shall determine. Holders of NSOs may elect to have the Company withhold from shares to be delivered upon exercise of an NSO share whose fair market value satisfies withholding taxes attributable to the exercise of the NSOs.

Exercisability

ISOs and NSOs shall be exercisable at such time and in such installments during the period prior to the expiration of the option’s term as determined by the Compensation Committee in its sole discretion, and shall be subject to such other terms and conditions as the Compensation Committee shall determine at the date of grant, provided that if not otherwise determined by the Compensation Committee, ISOs and NSOs may be exercised as to twenty percent (20%) of the shares covered thereby beginning on the first anniversary date of the date of grant (“Anniversary Date”), and thereafter an additional twenty percent (20%) of the shares subject to such Stock Options may be exercisable beginning on the Anniversary Date in each of the following four years, except as otherwise provided in the 2005 Plan. The Compensation Committee shall have the right to make the timing of the ability to exercise any Stock Option granted under the 2005 Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Compensation Committee in its sole discretion. At any time after the grant of a Stock Option, the Compensation Committee may reduce or eliminate any restrictions on any Participant’s right to exercise all or part of the Stock Option, subject to any restrictions set forth in the 2005 Plan.

Option Exercise Prices

Stock Options may only be issued at an exercise price that is at least 100% of the Fair Market Value of the common stock on the date of grant, and ISOs granted to 10% Shareholders must have an exercise price of at least 110% of the Fair Market Value of the common stock on the date of grant. The 2005 Plan provides that the option exercise price may be paid in cash, by check, by cash equivalent, by a broker-assisted exercise, with shares of common stock (but only where acceptable to the Compensation Committee and only with shares owned for at least six months), or a combination of the above.

Termination of Awards

Unless otherwise provided in an Award or the 2005 Plan, Awards will terminate (i) three months following the holder’s termination of employment by the Company, except for death, disability, retirement, or upon a Change of Control (discussed below), (ii) on the first anniversary of a Participant’s death or disability, or (iii) on the tenth anniversary of the date of grant of the original option or at the end of the original option’s term, if less. No change shall be made under the foregoing provision, however, that would cause an Award intended to qualify as a performance-based Award under Code Section 162(m) to fail to so qualify.

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Share Issuance

The Company shall issue (or cause to be issued) the shares of Common Stock as soon as administratively practicable after a Stock Option is exercised. A Stock Option may not be exercised for a fraction of a share. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares subject to a Stock Option, notwithstanding the exercise of the Stock Option.

Transferability

The Compensation Committee may allow transfers of Awards to family members, trusts and partnerships for their benefit or owned by them, or to charitable trusts. Awards held by transferees are subject to the same restrictions and forfeiture upon termination of employment applicable to the original holder of the Award. ISOs are not transferable except by will or the laws of descent and distribution.

Change of Control

In the event of a Change of Control of the Company as described in the 2005 Plan, all Stock Options and SARs outstanding for more than a year shall become fully vested and fully exercisable (unless otherwise excepted), and all restrictions and conditions of Restricted Stock Grants and Restricted Unit Grants outstanding shall be deemed to be satisfied, unless the Board expressly provides otherwise. A Change of Control occurs when:

(i) any person or group, as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast;

(ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the Board; or

(iii) the Company either ceases to be an independent publicly owned corporation or sells or otherwise disposes of all or substantially all the assets of the Company.

In connection with a Change of Control, the Compensation Committee may also cash out Awards at the higher of the highest price for shares of the Company’s common stock in reported NYSE trading or the highest price paid in any bona fide transaction related to a Change of Control. The 2005 Plan also contains provisions that create a mechanism for a conditional exercise in certain Change of Control transactions pending a cancellation of vested unexercised options.

Stock Appreciation Rights

Under the 2005 Plan, the Compensation Committee may grant an Award of SARs that entitles a Participant to receive the excess (if any) of the Fair Market Value of a share of common stock on the date of exercise of the SAR over the Fair Market Value of a share of common stock on the date of grant of the SAR (“Spread”). The Spread may be paid in shares having a Fair Market Value on the date of payment equal to the Spread or in cash, as determined by the Compensation Committee. The Compensation Committee may establish procedures for exercise and restrictions regarding the dates on which SARs may be exercised, and subject to the other provisions of the 2005 Plan, a SAR shall not be exercisable before the first anniversary date of the date of grant.

Stock Grants, Restricted Stock Grants, and Restricted Unit Grants

Subject to the limitations specifically set out in the 2005 Plan, the Compensation Committee may in its discretion grant shares of common stock to a Participant with or without restrictions, vesting requirements or other conditions. For instance, as noted below, Restricted Awards granted to employees shall not have a vesting period less than three years (allowing for pro ration over such period).

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A Restricted Stock Grant is an award of shares of the Company’s common stock that does not vest until certain conditions established by the Compensation Committee have been satisfied. A Restricted Unit Grant is an Award of “units” subject to similar vesting conditions, each unit having a value equal either to a share of common stock or the amount by which a share of common stock appreciates in value between the date of grant and the date at which any restrictions lapse. Restricted Stock Grants and Restricted Unit Grants are collectively referred to herein as “Restricted Awards.” No condition that is based upon performance criteria and level of achievement against such criteria shall be based on performance over a period of less than one year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Award to a Participant who is an employee in less than three years (“Restriction Period”) (but permitting pro rata vesting over such time) from the date the Restricted Award is made, other than (i) with respect to such Restricted Awards that are issued upon the exercise or settlement of Stock Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in the 2005 Plan, or (iii) upon the death, disability or retirement of the Participant, in each case as specified in the Award agreement. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (y) grants to new hires to replace forfeited awards from a prior employer, or (z) grants of Restricted Awards in payment of other earned cash-based incentive compensation. The grant, issuance, retention and/or vesting of Restricted Awards based on performance issued to employees may be subject to such performance criteria and level of achievement against these criteria as the Compensation Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant.

Restricted Awards for Non-Employee Directors

Under the 2005 Plan, non-employee directors can only receive Restricted Awards (either Restricted Stock Grants and/or Restricted Stock Unit Grants) described in this paragraph. Under the 2005 Plan, on the date following each annual meeting of shareholders, each non-employee director will receive a Restricted Award consisting of that number of shares of Company common stock determined by dividing a fixed dollar amount (currently $140,000) by the closing price of a share of common stock on the date of the Award (rounded up to the nearest multiple of 10 shares of Common Stock), provided that such dollar amount may not be increased more than 10% per year, and may not be increased more frequently than annually. If a non-employee director first becomes a non-employee director other than by being elected by shareholders at an annual meeting (which shall be the date of grant), that director shall automatically receive that portion of an Annual Director Award equal to the portion of a full twelve month period between the date of his or her appointment or election as a director and the next annual meeting of shareholders.

Performance Bonus Awards

Performance Bonus Awards granted under the 2005 Plan may be in the form of cash or shares of Common Stock, or a combination thereof. Performance Bonus Awards shall be subject to such terms and conditions as the Compensation Committee shall determine in its sole discretion. If a Performance Bonus Award is a combination of cash and shares of Common Stock, the portion of the Performance Bonus Award comprised of cash and the portion comprised of shares of Common Stock will be determined by the Compensation Committee based upon the Compensation Committee’s judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals, provided that in determining the number of shares to be issued in consideration of a specific dollar value, the number of shares shall be determined based upon the Fair Market Value of such shares on the date of grant or vesting, as applicable. The grant, issuance, retention and/or vesting of Performance Bonus Awards issued to employees may be subject to such performance criteria and level of achievement against these criteria as the Compensation Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant.

Performance Criteria for Performance-Based Awards

Notwithstanding anything to the contrary herein, the performance criteria for any performance based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the

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Code shall be established by the Compensation Committee based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the lapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. The Compensation Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any such Award agreement under such terms and conditions as the Compensation Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Compensation Committee. The minimum vesting restrictions, described under “Stock Grants, Restricted Stock Grants, and Restricted Unit Grants” above, shall not apply to Restricted Awards granted to directors or Company consultants. During the Restriction Period, a Participant may not vote and does not receive dividends on the shares of common stock awarded, and a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock to be received under a Restricted Award, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted assignment or transfer shall be of no effect during the Restriction Period.

During the Restriction Period, the certificates representing Restricted Awards will bear a restrictive legend and will be held by the Company, or will be recorded on the books of the Company’s stock transfer agent, but not issued to the Participant until the restrictions on the shares covered by the Restricted Award lapse. When the Restriction Period expires or the restriction with respect to installments of shares lapses, provided that federal income tax withholding is provided for, the Participant is entitled to receive (i) with respect to a Restricted Stock Grant, shares of common stock free and clear of restrictions on sale, assignment, transfer, pledge, or other encumbrances, or (ii) with respect to a Restricted Unit Grant, payment for the value of the units.

Federal Income Tax Consequences

The following is a general description of the U.S. federal income tax treatment that will generally apply to Awards under the 2005 Plan based on current federal income tax rules. Other tax consequences of the 2005 Plan (including federal estate and gift tax consequences and state, local and foreign tax consequences) are not discussed.

Incentive Stock Options

Incentive Stock Options can be granted only to employees. Options granted to non-employee directors do not qualify as Incentive Stock Options. Participants are not subject to federal income tax on the grant of an Incentive Stock Option. Participants also are not taxed on the exercise of an Incentive Stock Option, provided that the common stock acquired on exercise of the Incentive Stock Option is not sold by the Participant within two years after the option was granted or within one year after the option is exercised (the “required holding period”).

However, for alternative minimum tax (“AMT”) purposes, the difference between the exercise price of an Incentive Stock Option and the fair market value of the common stock acquired on exercise is an item of tax preference in the year the Incentive Stock Option is exercised. The Participant is required to include the amount of such difference in AMT income in such year and to compute the Participant’s AMT tax basis in the shares so acquired in the same manner as if a Nonqualified Stock Option had been exercised. Whether a Participant will owe AMT in the year an Incentive Stock Option is exercised will depend on the Participant’s particular tax circumstances. AMT paid on the exercise of an Incentive Stock Option will be allowed as a credit to the extent regular tax exceeds AMT in future years.

On a sale, after the required holding period, of common stock that was acquired by exercising an Incentive Stock Option, the difference between the Participant’s tax basis in such common stock and the amount realized in the sale of the common stock is long-term capital gain (or loss).

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If common stock acquired on exercise of an Incentive Stock Option is disposed of by the Participant during the required holding period (a “disqualifying disposition”), the excess, if any, of (i) the fair market value of the common stock on the exercise date (or, if less, the amount realized in such disposition) over (ii) the exercise price, is taxed to the Participant as ordinary income. Further gain or loss, if any, is capital gain or loss, which is long-term or short-term depending on whether the Participant has held the common stock for more than one year on the date of the disqualifying disposition. If a Participant pays the exercise price of an option by delivering common stock that was previously acquired by exercising an Incentive Stock Option and such delivery occurs before the end of the required holding period for such common stock, the Participant is treated as having made a disqualifying disposition of the common stock so delivered.

In the case of Incentive Stock Options, the aggregate fair market value (determined at the time the options are granted) of the common stock with respect to which Incentive Stock Options first become exercisable by a Participant during a calendar year cannot exceed $100,000. This limit does not apply to Nonqualified Stock Options, Restricted Unit Grants or SARs. To the extent an option that otherwise would be an Incentive Stock Option exceeds this $100,000 limit, it is treated as a Nonqualified Stock Option.

Nonqualified Stock Options

Participants generally do not recognize income for federal income tax purposes on the grant of a Nonqualified Stock Option. Upon exercise of a Nonqualified Stock Option, a Participant generally recognizes ordinary income in an amount equal to the excess of the fair market value of the common stock received on exercise over the exercise price of the option.

A Participant’s tax basis in common stock received on exercise of a Nonqualified Stock Option is equal to the amount of ordinary income recognized on exercise of the option, plus the amount paid to exercise the option. The holding period for the common stock begins on the day after the option is exercised.

If a Participant receives common stock on exercise of a Nonqualified Stock Option and thereafter disposes of the common stock in a taxable transaction, the difference between the amount realized in the disposition and the Participant’s tax basis in the common stock is capital gain (or loss), which is short-term or long-term, depending on whether the Participant has held the shares for more than one year on the date of disposition.

Restricted Stock Grants

A Participant who receives an award of restricted stock may make an election under Section 83(b) of the Code to have the Award taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares granted will be taxed as capital gain (or loss) on the later sale of the shares. Any such election (a “Section 83(b) election”) must be made and filed with the Internal Revenue Service within 30 days after receipt in accordance with the Income Tax Regulations under Section 83(b). The amount of income subject to tax on a Section 83(b) election is the difference between the fair market value of the stock at grant and the amount paid for the grant. If the Participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares lapse (“vesting”). The amount of income subject to tax on vesting is the difference between the fair market value of the stock at vesting and the amount paid for the grant. Any dividends paid on restricted stock where a Section 83(b) election has not been made are compensation income to the Participant. The Company is generally entitled to a tax deduction for any compensation income taxed to the Participant, subject to the provisions of Section 162(m) of the Code.

Restricted Unit Grants

Participants generally do not recognize income for federal income tax purposes on the grant of a restricted stock unit. A Participant will generally include in ordinary income the fair market value of the common stock at the time the restricted stock unit vests, or if later, the payment date.

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Stock Appreciation Rights and Performance Bonus Awards

Participants generally do not recognize income for federal income tax purposes on the grant of a SAR or a Performance Bonus Award. On receipt of cash or shares when a SAR is exercised or a Performance Bonus Award is paid, a Participant generally recognizes ordinary income in an amount equal to the amount of cash and the fair market value of the shares received.

If a Participant receives common stock on exercise of a SAR or in payment of a Performance Bonus Award and thereafter disposes of the common stock in a taxable transaction, the difference between the amount realized in the disposition and the Participant’s tax basis in the common stock is capital gain (or loss), which is short-term or long-term, depending on whether the Participant has held the shares for more than one year on the date of disposition.

Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the three other most highly compensated officers (other than the Chief Financial Officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if a Participant’s performance meets pre-established objective measures based on performance criteria approved by shareholders). These requirements include that the compensation be paid on attainment of performance measures that are determined by a board’s compensation committee comprised solely of two or more outside directors, disclosure and shareholder approval of the performance goals every five years, and compensation committee certification that the measures have been met. Stock Options and SARs generally qualify as “performance-based compensation.” Other awards, grants or bonuses will be “performance-based compensation” if they are so designated and if their grant, vesting or settlement is subject to the performance criteria described above meeting specified performance criteria and complying with Section 162(m) of the Code, including related regulations. Restricted Stock Awards that vest solely upon the passage of time do not qualify as “performance-based compensation.”

Although the Company is seeking shareholder approval of the amendment to the 2005 Plan, in part, to comply with Section 162(m), the Compensation Committee retains the right to grant Awards under the 2005 Plan and to use other incentive arrangements that do not qualify as deductible for 162(m) purposes. In addition, there can be no guarantee that any Award intended to qualify for tax deductibility under Section 162(m) will ultimately be viewed by the IRS as so qualifying.

Approval of this Proposal 2 by Swift Energy shareholders will constitute shareholder approval of the following limitations to be set forth in a written amendment to the 2005 Plan:

a.	no Participant may be granted, during any calendar year, Stock Options, SARs or Restricted Awards (including Stock Options, SARs, Restricted Stock Grants and Restricted Unit Grants) granted as Performance Bonus Awards, covering or measured by more than 400,000 shares of Common Stock; and

b.	no Participant may be granted any award denominated in cash (“Cash Award”) (including Cash Awards that are granted as Performance Bonus Awards) in any calendar year having a value determined on the date of grant in excess of $5,000,000.

In general, each Award will only subject to a single limitation set forth above in either clause (a) or (b). However, a Participant may be granted Awards in combination such that portions of the Award are subject to differing limitations, in which event each portion of the combination Award is subject only to a single appropriate limitation in either clause (a) or (b) above. For example, if a Participant is granted an Award that is in part a Restricted Award and in part a Cash Award, then the Stock Award shall be subject only to the limitation in

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clause (a) and the Cash Award shall be subject only to the limitation in clause (b). The 2005 Plan limitations shall be construed so as to comply with Section 162(m) of the Code whenever applicable. The limitations set forth shall be subject to adjustment under the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless the Compensation Committee determines otherwise. This enables the Company to maximize the income tax deduction available to the Company for individual compensation.

Material Performance Measures — Qualifying Performance Criteria

For purposes of the 2005 Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Compensation Committee in the Award: (i) finding costs of oil and gas reserves; (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of reserves replaced; (iv) production or adjusted production or production exit rate; (v) lease operating cost (“LOE”) measures, or adjusted LOE measures; (vi) general and administrative (“G&A”) or adjusted G&A measures; (vii) net asset value (“NAV”) or NAV per share; (viii) return on equity, return on capital, return on net assets or assets, return on investments or return on operating revenue; (ix) revenues or oil and gas sales; (x) operating cost measures or reductions; (xi) cash flow or increase in free cash flow or net cash from operations; (xii) earnings (including earnings before or after interest and taxes, earnings before taxes, EBITDA or net earnings); (xiii) basic or diluted earnings per share, or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) return on equity or average shareholders’ equity; (xvi) total shareholder return; (xvii) return on capital or change in working capital or return on capital employed; (xviii) operating income or net operating income; (xix) growth in shareholder value relative to the average or ranking of a peer group or equity market index; or (xx) health, safety and environmental performance. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Compensation Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and Award amounts (subject to the right of the Compensation Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period).

Certification

Prior to the payment of any compensation under an Award that vests based upon meeting Qualifying Performance Criteria under Section 162(m) of the Code to a “covered employee” within the meaning of Section 162(m) of the Code, the Compensation Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Stock).

Discretionary Adjustments Pursuant to Section 162(m)

Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of shares of Common Stock, Stock Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

Section 409A and Deferred Compensation Treatment

Under Section 409A of the Code, certain Awards under the 2005 Plan may be nonqualified deferred compensation. Section 409A of the Code imposes on persons with nonqualified deferred compensation that do

2015 Proxy Statement	| 31

not meet the requirements of Section 409A of the Code (i) taxation immediately upon vesting of the nonqualified deferred compensation and earnings thereon (regardless of whether the compensation is then paid); (ii) interest at the underpayment rate plus 1%; and (iii) an additional 20% tax. To the extent applicable, we intend that Awards granted under the 2005 Plan be exempt from or comply with Section 409A of the Code but make no representation or warranty to that effect.

Tax Consequences to the Company

The Company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Stock Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Stock Option. On a disqualifying disposition of such shares, the Company is allowed a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the Participant as a result of the disqualifying disposition, provided the deduction is otherwise allowable under the Code and the Company satisfies its tax reporting obligations with respect to such income.

With respect to other types of compensatory awards, the Company generally will be entitled to a deduction at the same time, and in the same amount, as a Participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Tax Withholding

The Company may deduct or withhold from any award granted or payment due under the 2005 Plan the amount of any withholding taxes due in respect of the award or payment and to take certain other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. A Participant who exercises an Incentive Stock Option is not subject to federal income tax withholding on either the exercise of an Incentive Stock Option or the disposition (whether or not a disqualifying disposition) of common stock acquired upon exercise of an Incentive Stock Option.

Equity Compensation Plan Information

The following table provides information as of December 31, 2014, regarding shares outstanding and available for issuance under the Company’s existing stock compensation and employee stock purchase plans:

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,332,190	$34.02	2,132,955	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	1,332,190	$34.02	2,132,955

(1)	Includes 318,027 shares remaining available for issuance under the Swift Energy Company Employee Stock Purchase Plan and 1,814,928 under the 2005 Plan.

Board Recommendation

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, Proposal 2, is required to amend the 2005 Plan to increase the

32 |	2015 Proxy Statement

number of shares of common stock that may be issued under the 2005 Plan and to increase annual award limits under Code Section 162(m). Unless otherwise directed by a proxy marked to the contrary, it is the intention of the persons designated on the proxy card to vote the proxies “FOR” amending the 2005 Plan to increase the number of shares of common stock that may be issued under the 2005 Plan and to increase annual award limits under Code Section 162(m). The Board believes that such approval is essential to enable the Company to continue to attract and retain qualified employees and directors. The Board supports management’s belief that the approval of the proposal to amend the 2005 Plan as described herein will contribute to the continuation of the Company’s history of employee and director longevity, as the Company’s stock compensation plans have done in the past.

A majority of the votes cast is required to approve this Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will be considered as votes cast and will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” amending the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan to increase the number of shares of common stock that may be issued under the 2005 Plan and to increase annual award limits under Internal Revenue Code Section 162(m).

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Named Executive Officers

In this proxy statement our Named Executive Officers (“NEOs”) are: Terry Swift, Chief Executive Officer and President (CEO); Alton Heckaman, Executive Vice President and Chief Financial Officer (EVP & CFO); Robert Banks, Executive Vice President and Chief Operating Officer (EVP & COO); Steven Tomberlin, Senior Vice President — Resource Development and Engineering (SVP-RDE); and Bruce Vincent, Retired President (effective February 15, 2015), who although not an officer or employee as of date of this proxy, for purposes of this proxy statement is included as an NEO under applicable SEC regulations.

Executive Summary

Oil and Gas Prices

Oil and gas prices dropped approximately 50% from July 1 to year-end 2014 to a low below $45 in March 2015. Although we have seen commodity prices collapse in our industry in the past, the speed of this most recent price decline, coupled with a slower decline in the costs for oil and gas services, has significantly affected our business since October 2014, which is inclusive of the period during which decisions were made regarding many aspects of our 2014 and 2015 executive compensation programs. We have cut our capital expenditures budget for 2015 by 70% over 2014, we have reduced our workforce significantly and we have targeted reducing our costs of 2015 operations by 15% to 30% from 2014 levels. As described later in this CD&A, although many of the metrics tied to 2014 incentive compensation were achieved, the Compensation Committee determined that annual cash bonuses for all officers be significantly reduced or eliminated, including that the CEO’s bonus be reduced to zero, based on these cost cutting initiatives. In addition, for 2015 a salary freeze was put in place for all NEOs. We cannot predict the future of oil and gas prices but our leadership intends to continue to apply the principles of financial discipline during these uncertain times, as reflected throughout this CD&A.

2014 Executive Compensation Highlights

2014 was the second year of the executive compensation program described in this CD&A, which was designed by the Compensation Committee and adopted in 2013. The primary design objective of the executive compensation program continues to be that a significant portion of an executive’s compensation is tied to the operational and financial performance of Swift Energy. More extensive details of this design are provided later in this CD&A; however, the following highlights certain actions taken by our Compensation Committee related to 2014 compensation:

•

For 2014, our CEO was granted long-term equity incentives, of which 70% were Performance Restricted Stock Units (“Performance RSUs”) and 30% were time-based restricted stock awards; the Performance RSUs would only vest if threshold levels of certain operational and financial metrics were met using a 3-year performance measurement period;

•	All other NEOs were granted similar long-term equity incentives, of which 50% were Performance RSUs and 50% were time-based restricted stock awards; and

•

A formulaic annual incentive cash bonus program based upon the levels of achievement of five operational and financial metrics was used to determine each NEO’s annual cash bonus; however, as described throughout this CD&A, the Compensation Committee reduced the 2014 bonuses of the CEO and CFO to zero and reduced cash bonuses for the other NEOs substantially due to the current operating environment caused by the significant decline in oil and gas prices.

Pay-for-Performance Philosophy

Our executive compensation program is designed to reward our officers, including our NEOs, for creating long-term value for Swift Energy’s shareholders. This approach allows us to incentivize our executives for

34 |	2015 Proxy Statement

delivering value to shareholders while reducing or eliminating certain compensation if we do not achieve our performance goals. Although we are not a large oil and gas company, we compete for identical talent against all companies in the oil and gas industry, especially in Houston, Texas, and, therefore, a primary objective of our compensation program is to attract, retain and challenge executive talent.

Our Compensation Committee and, when applicable, our executive officers, use pay-for-performance principles in making compensation decisions. Over the last five years, our NEOs’ compensation has generally tracked the performance of the Company’s stock price and, although absolute stock price performance can be an imperfect measure of a company’s performance, we believe that over this longer five-year term our executive compensation program has aligned each NEO’s compensation with our shareholders’ interests. As an illustration of this principle, the following chart tracks our CEO’s Total Annual Compensation with changes in our stock price over the last five years:

“Total Annual Compensation” includes all cash compensation received from salary and bonus as well as the vested restricted stock awards and stock options for each year.

“Base” means base salary paid during each calendar year.

“Bonus” means the annual cash bonus paid for each calendar year, typically paid in the first quarter of the following year.

“Equity Vested” means the value of the equity as of December 31 that vested during each year. For all stock options exercised during each year, the value shown is based on the amount, if any, by which our stock price on December 31 exceeds the option’s exercise price; for options where the exercise price exceeds the stock price on the vesting date, the value shown is $0. For restricted stock awards, the value shown is calculated by taking the number of shares vested during the year multiplied by the stock price on December 31. These amounts differ from the grant date fair value of “stock awards” and “option awards” granted in each year which appears in the Summary Compensation Table.

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Executive Compensation Elements

Our compensation program is comprised of elements common in our industry and each individual element serves an important purpose toward the total compensation package. The primary elements of our 2014 executive compensation remain similar to those in previous years and include base salary, annual incentive cash bonus and long-term equity incentives, a substantial portion of which, for 2013 and 2014, are performance-based equity awards.

Component	Type of Payment/Benefit	Purpose
Base Salary	Fixed cash payment to NEO, generally eligible for annual increase	Attract and retain talent; designed to be competitive with those of comparable companies
Annual Incentive Cash Bonus	Annual cash payments based on performance

Pay for performance tied to success in achieving the following metrics:

•    1-year Relative Total Shareholder Return (“TSR”)

•    Annual Production Increase

•    Annual Reserves Increase

•    Health Safety & Environmental (“HSE”) — Total Recordable Incident Rate

•    Lease Operating Expense per BOE

Long-term Equity Incentives	3-year cliff Performance RSUs and time-vested restricted stock awards

Align NEO compensation with that of our long-term shareholders; Performance RSUs vest at levels corresponding to the achievement of the following metrics:

•    3-year Relative TSR

•    3-Year Relative Return on Capital Employed (“ROCE”)

2014 NEO Compensation

In 2013, the Compensation Committee modified our executive compensation program to increase the amount of an executive’s compensation linked directly to either Swift Energy’s stock price or achievement of meaningful operational or financial metrics. For 2014, the Compensation Committee continued this design, meaning that significant Company performance, including stock price performance, was necessary in order for our NEOs to receive their target total compensation. NEOs have an opportunity to receive above target compensation should the Company’s performance exceed certain benchmarks, as discussed later in this CD&A.

The allocation of the CEO’s 2014 target total compensation among the primary compensation components is set forth in the chart below and was based upon the following: (1) base salary during 2014, (2) target annual incentive cash bonus for 2014 and (3) long-term equity incentive awards made up of time-vested restricted stock

36 |	2015 Proxy Statement

awards and Performance RSU awards that were granted at the beginning of 2014 (assuming Performance RSUs vest at target levels). Additionally, the chart presents amounts actually received (base salary and annual incentive cash bonus) by the CEO or for which he is eligible (long-term incentive equity awards that vest in 2017).

CEO 2014 Target Total Compensation

The actual amounts received in 2014 (i.e. base salary and annual cash bonus) are the amounts reflected in the Summary Compensation Table and the reasoning and basis for the approved compensation decisions are described below. Through the date of this proxy statement, the Compensation Committee has not approved salary increases for NEOs since February 2013. The Compensation Committee also utilized negative discretion and approved minimal 2014 annual incentive cash bonuses for our NEOs. As illustrated in the above chart, the CEO did not receive a bonus for 2014 performance.

The 2014 long-term equity incentive awards (Performance RSUs and time-vested restricted stock awards) were granted in February 2014 by our Compensation Committee and, as reflected in the chart above, make up the most prominent component of our CEO’s target compensation and his compensation disclosed in the Summary Compensation Table. The rules governing the Summary Compensation Table mandate that the value disclosed for equity awards be the “grant date fair value.” For the Performance RSUs granted, this amount is calculated based on the expected probable outcome “grant date fair value,” using a Monte Carlo simulation. The actual amount that would be realized by the recipient of these long-term equity incentive awards (assuming the performance period ended on December 31, 2014) would be lower due to the Company’s actual performance. For instance, the “grant date fair value” disclosed in the Summary Compensation Table for the Performance RSUs awarded to our CEO in 2014 is $952,096 (using a grant date fair value per share of $11.68 as calculated in footnote 2 of the Grants of Plan-Based Awards Table); however, the realizable value of those Performance RSUs based on Swift Energy’s performance versus our peers’ performance through December 31, 2014 (assuming the 3-year performance period ended on that day) would have been zero due to performance below the threshold level on the two metrics that govern the Performance RSU award. This analysis illustrates the pay-for-performance principles engrained in our executive compensation plan, ensuring the Company is deeply committed to better performance.

Independent Compensation Consultant and Use of Benchmarking and Marketplace Data

Aon Hewitt, a global professional services firm (“Aon Hewitt” or our “independent compensation consultant”), has served as the independent executive compensation consultant reporting directly to our Compensation Committee since 2012. Aon Hewitt has provided the Compensation Committee with benchmarking and marketplace data on executive compensation design and position-specific data on each element. All of the data provided to the Compensation Committee by Aon Hewitt is for companies in the same industry and relatively comparable to Swift Energy. The ultimate executive compensation program design and compensation decisions regarding our NEOs lie in the hands of our Compensation Committee; however, the consultation, peer and position-specific current and historic benchmarking data, and the assessment of our annual

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cash bonus and long-term incentive design provided by Aon Hewitt, are important elements in the Compensation Committee’s overall executive compensation decisions. The work of Aon Hewitt has raised no conflicts of interest under the Company’s Conflict of Interest Policy.

To be successful in recruiting and retaining top talent in the current highly competitive oil and gas industry in Houston, Texas, we believe it is necessary and appropriate to benchmark our executive compensation against that of our relevant peers. During 2014, the market data provided by Aon Hewitt was not used in any formulaic or statistical manner to determine our NEOs’ compensation program or actual pay decisions. Rather, this data was used as a critical point of reference for 2014 pay decisions and helped our Compensation Committee identify and evaluate pay trends in our industry and determine whether they are appropriate to implement at Swift Energy. Specifically, for 2014 executive compensation, Aon Hewitt provided consultation and current marketplace data that assisted the Compensation Committee in: (1) establishing the initial design of the 2014 executive compensation program, (2) setting 2014 incentive target levels, including minimum and maximum levels where applicable, and (3) approving actual 2014 incentive pay levels.

Advisory Vote to Approve Executive Compensation

In addition to taking Aon Hewitt’s advice and research into consideration in formulating our executive pay decisions for 2014, the Compensation Committee also took into account our last two shareholder say on pay votes. Our independent Compensation Committee believes that the votes cast for approval at these recent meetings demonstrates shareholder support of Swift Energy’s approach to executive compensation, which as further detailed in this CD&A was significantly modified to incentivize our NEOs for Company performance and is on par with peer compensation programs.

Industry Peer Group

The companies chosen in February 2014 by the Compensation Committee for purposes of setting 2014 compensation represent companies in the exploration and production sector of the energy industry and/or companies that compete in the Company’s core areas of operation for both business opportunities and talent. The Company’s 2014 peer group selected was as follows:

2014 Peer Group

Bill Barrett Corp. Carrizo Oil & Gas Clayton Williams Energy Comstock Resources Denbury Resources Energy XXI (Bermuda) Forest Oil	Kodiak Oil & Gas Magnum Hunter Resources Newfield Exploration Oasis Petroleum PDC Energy Penn Virginia Petroquest Energy	Quicksilver Resources Rosetta Resources SM Energy Stone Energy Ultra Petroleum W&T Offshore

The peer group changes from time to time due to business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Compensation Committee approves all revisions to our peer group. In consultation with Aon Hewitt, for 2015 the Compensation Committee changed almost half of our peer group, eliminating Bill Barrett, Clayton Williams Energy, Denbury Resources, Newfield Exploration, Oasis Petroleum, SM Energy and Ultra Petroleum, principally due to their no longer being comparably sized. Kodiak Oil & Gas was also removed from Swift Energy’s 2015 peer group due to its acquisition by Whiting Petroleum in late 2014, and Forest Oil was eliminated due to its merger with Sabine Oil and Gas in late 2014. The Compensation Committee also approved the addition of Diamondback Energy, Halcon Resources, Laredo Petroleum, Matador Resources, Parsley Energy, Rex Energy, RSP Permian and Sanchez Energy to the peer group for 2015.

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2014 Executive Compensation Components

The primary elements of our executive compensation are base salary, annual incentive cash bonus and long-term equity incentives. Except for certain life insurance benefits, all other retirement, health and welfare benefits received by our NEOs are also generally available to all Swift Energy employees.

For each primary component, Aon Hewitt provided, and our Compensation Committee reviewed, historical and current marketplace data both when setting target compensation levels, including minimum and maximum opportunity levels where applicable, and when approving actual payment levels.

Base Salary

Base Salary provides our NEOs with a base level of income and considers an individual’s responsibility, performance assessment and career experience. We have historically set base salaries for our officers to align with the 75th percentile of the competitive market to attract and retain the best talent, and base salary adjustments are made from time to time as a result of our review of market data. Aon Hewitt recently prepared an executive compensation study for our Compensation Committee that reported 2014 base salaries for our NEOs were at or near the third quartile of our proxy peer group for comparable positions; however, the study also showed that our NEOs’ 2014 base salaries were at or near the median when compared to a larger group of companies that participated in several industry surveys. We believe our NEOs’ base salaries are reasonable in comparison to that of our peers. As illustrated below, NEO salaries have not increased since February 2013.

The following schedule shows the lack of increases in base salaries for our NEOs (approved in February 2014 and February 2015) along with the actual base salaries for our NEOs for 2013, 2014 and 2015:

Named Executive Officer	2014 and 2015 Percentage of Salary Increase	2013, 2014 and 2015 Salary
Terry E. Swift, CEO and President	0%	$685,450
Bruce H. Vincent, Retired President	0%	$536,560
Alton D. Heckaman, EVP & CFO	0%	$462,090
Robert J. Banks, EVP & COO	0%	$461,540
Steven L. Tomberlin, SVP — RDE	0%	$342,000

No salary increases were approved during February 2015, primarily due to the Company’s salary freeze associated with the significant decline in oil and gas prices. The Company has only modestly increased salaries over the last five years; the 5-year average increase of our NEOs’ base salaries was: Mr. Swift — 1.8%, Mr. Vincent — 1.8%, Mr. Heckaman — 2.0%, Mr. Banks — 4.0%, and Mr. Tomberlin — 4.8%. As already cited, Mr. Vincent retired from the Company effective February 15, 2015; therefore salary amounts shown for him are only applicable through such retirement date.

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Annual Incentive Cash Bonus

The 2014 annual cash incentive bonus program is based purely on our pay-for-performance philosophy. For 2014, the annual target cash bonus is stated as a percentage of base salary. The target award levels were set, in part, based on discussions with our independent compensation consultant regarding industry trends and competitive compensation data for similar executive positions of our peers. The following displays for each NEO (1) his target bonus opportunity, (2) the calculation of his potential annual cash bonus (118% of target) based on actual 2014 performance detailed below and (3) the fact that the Compensation Committee utilized negative discretion to eliminate or reduce all NEOs’ actual bonuses:

Named Executive Officer	2014 Target as Percentage of Base Salary	2014 Annual Target Bonus	2014 Annual Cash Bonus Potential Based on 2014 Performance (118% of Target)	Approved 2014 Annual Cash Bonus
Terry E. Swift, CEO and President	100%	$685,450	$808,831	$0
Bruce H. Vincent, Retired President	90%	$482,904	N/A	N/A
Alton D. Heckaman, EVP & CFO	90%	$415,881	$490,740	$0
Robert J. Banks, EVP & COO	90%	$415,386	$490,155	$40,000
Steven L. Tomberlin, SVP — RDE	60%	$205,200	$242,136	$40,000

The metrics, metric weightings and the required performance levels upon which the 2014 annual cash bonus amount was based, as well as the 2014 performance results for each of the metrics, are listed in the performance matrix below:

Metric	Weighting	Actual 2014 Results	Threshold Performance (50% of Target)	Target Performance (100% of Target)		Challenge Performance (200% of Target)	Outstanding Performance (250% of Target)

1Yr Relative Total Shareholder Return(1)	30%	Below Threshold	>30th %ile	>50th %ile		>75th %ile	>90th %ile
Adjusted Annual Production (MMBoe)(2)	25%	12.39	11.7	12	(3)	13.1	13.4
Adjusted Annual Reserves (MMBoe)(2)	15%	194	180	186	(4)	200	205
HSE Total Recordable Incident Rate (“TRIR”) (5)	10%	<1.0 TRIR	<2.3 TRIR	<1.8 TRIR		<1.5 TRIR	<1.3 TRIR(5)
Adjusted LOE and G&A per BOE(2)(6)	20%	$10.72	<$11.50	<$11.16	(6)	<$10.60	<$10.32

	100%

(1)	Total Shareholder Return is the percentage change in common stock price from the beginning of a calendar year to the end of the calendar year. This metric will use the “2014 Peer Group” previously mentioned to determine achievement.
(2)	For those metrics marked “adjusted,” the Compensation Committee may make adjustments to reflect certain non-recurring impacts during the period. However, for 2014, no adjustments were necessary.
(3)	Production reported in our Form 10-K for the year ended December 31, 2014, was 12.39 MMBoe; this performance between the target and challenge level, pro rata, yielded a 34% credit for this metric.
(4)	Reserves reported in our Form 10-K for the year ended December 31, 2014, were 194 MMBoe; this performance between the target and challenge levels, pro rata, yielded a 24% credit for the metric.
(5)	TRIR is an OSHA indicator that measures a company’s total recordable injury rate; outstanding achievement on this metric yielded 25% credit (10% target weighting multiplied by the 250% performance level).
(6)	Adjusted LOE plus G&A per BOE measures lease operating costs (other than hydrocarbon taxes) and general and administrative costs per BOE. The Company’s calculated LOE and G&A per BOE was $10.72 for 2014; this performance between the target and challenge levels, pro rata, yielded a 36% credit for the metric.

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The performance levels for each metric (threshold, target, challenge and outstanding) were approved by the Compensation Committee based on the Company’s 2014 operating budget and related 2014 operating work program approved by the Board of Directors. Each metric is intended to incentivize NEOs to achieve near-term operational and financial objectives critical to our overall long-term mission and business goals. The weighting of each metric establishes the importance of a given metric and, coupled with the minimum and maximum cash bonus opportunity range, incentivizes our NEOs to focus on all performance metrics and prevents one metric from yielding a payout inconsistent with the intent of the bonus program. Performance below the threshold level on any metric resulted in no credit awarded for that metric. Performance at or above the threshold level on any metric resulted in computing the pro rata percentage points achieved for such given metric.

The Company’s 2014 performance matrix was generally the same as for 2013 except that the Compensation Committee (1) reduced the weighting of oil and gas reserves performance from 25% to 15%, (2) modified one metric by adding General and Administrative Costs (“G&A”) to the Lease Operating Expenses (“LOE”) per BOE and (3) increased the weighting of the modified G&A and LOE per BOE metric from 10% to 20%. The primary reason for these changes by the Compensation Committee was to mirror the Company’s increased focus on financial discipline and becoming a low cost oil and gas operator in South Texas.

The Company performed below the threshold levels on the 1-year Relative TSR metric, and therefore NEOs did not receive credit toward their 2014 annual cash bonus payout for this metric. The calculation of Adjusted Annual Production (34%), Adjusted Annual Reserves (24%), Health, Safety and Environmental (“HSE”) TRIR (25%) and Adjusted LOE and G&A per BOE (36%) resulted in a potential annual cash bonus payout of up to 118% of target. See footnotes 3 thru 6 in the chart above. The Compensation Committee exercised negative discretion in determining cash bonuses for 2014, based on (i) the Company’s low achievement level in not meeting threshold performance on 1-year TSR, (ii) the Company’s ongoing general and administrative cost-cutting initiatives for 2014 and 2015, primarily due to the aforementioned decline in oil and gas prices during the second half of 2014, and (iii) the related reduction in force affecting employees at the beginning of 2015, when bonuses are typically funded.

Long-Term Equity Incentives

Long-term equity incentive awards are a critical element in our executive compensation design and are the largest component of an executive’s potential compensation. Similar to our annual incentive cash bonus program, our long-term equity incentive program was modified in February 2013 to more directly align an executive’s compensation with the performance of the Company. Continuing with these design modifications in 2014, the Company maintained the use of restricted stock awards and Performance RSUs for our NEOs while continuing to eliminate the use of stock options. The Compensation Committee grants restricted stock awards and RSUs because (i) the majority of Swift Energy’s competitors have shifted to restricted stock awards or RSUs and away from stock option awards, (ii) restricted stock awards or RSUs are less dilutive than stock options, and (iii) in the Compensation Committee’s opinion, restricted stock awards or RSUs provide a more effective retention incentive than stock options. As such, in consultation with our independent compensation consultant, the 2013 program, continued in 2014, included February awards to our NEOs of Performance RSUs and time-based restricted stock awards.

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To set the target level amount of long-term equity incentives, our Compensation Committee utilized position-specific marketplace data provided by our independent compensation consultant, Aon Hewitt. The following summarizes the 2014 long-term incentive targets, as a percentage of each NEO’s base salary, as approved by our Compensation Committee in consultation with Aon Hewitt:

Named Executive Officer	Approved 2014 Long-Term Incentive Target As a Percentage of Base Salary
Terry E. Swift, CEO and President	300%
Bruce H. Vincent, Retired President	240%
Alton D. Heckaman, EVP & CFO	180%
Robert J. Banks, EVP & COO	180%
Steven L. Tomberlin, SVP — RDE	150%

The basis for equally allocating the mix of long-term equity awards for NEOs (other than the CEO) between Performance RSUs and restricted stock awards was to divide the equity incentives among time-vested and performance-based awards to incentivize the officers to achieve short-term and long-term success and to provide a retention incentive for our officers. The CEO’s allocation is weighted more heavily to Performance RSUs to reflect the higher level of responsibility he holds. The following charts summarize the mix of Performance RSUs and restricted stock awards granted during 2014 for our CEO and for the Company’s other NEOs:

CEO Long-Term Incentives	Other NEO Long-Term Incentives

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Our 2013 and 2014 Performance RSUs granted to our NEOs measured performance over a 3-year performance period (for 2014 awards, January 1, 2014 to December 31, 2016). Each NEO’s Performance RSU award payout opportunity ranges from zero to 200% of target, depending on level of performance, with performance levels above target intending to reward NEOs for overachievement. Similar 3-year Performance RSUs were awarded in 2013 with a performance period that ends on December 31, 2015. Assisted through discussion with, and benchmarking data provided by, our independent compensation consultant, the Compensation Committee approved the following table of metrics, weightings and performance levels (threshold, target and challenge) for 2014 Performance RSU awards, which are identical to 2013 Performance RSU awards:

Metric	Weighting	Threshold Performance (50% of Target)	Target Performance (100% of Target)	Challenge Performance (200% of Target)
3 Year Relative Total Shareholder Return (“TSR”) (1)	75%	>30th Percentile	>50th Percentile	>75th Percentile
3 Year Relative Adjusted Return on Capital Employed (“ROCE”)(1)	25%	>30th Percentile	>50th Percentile	>75th Percentile

	100%

(1)	Metric will use “2014 Peer Group” previously mentioned to determine relative performance.

Each metric is intended to link executive pay to achievement of Swift Energy’s long-term mission and business goals. The Compensation Committee believes the 75% weighting of the 3-year TSR metric is justified because it considers performance in relation to the 2014 peer group and provides a strong link between the performance of the NEO team and their realized compensation. Because our business is capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved, our Compensation Committee selected 3-year relative ROCE as an appropriate indicator of long-term performance. This metric measures the profitability of our capital employed in our business compared with that of our 2014 peer group.

The rules governing the Summary Compensation Table mandate that the value disclosed for equity awards be the “grant date fair value.” The actual amount realized by the recipients of these long-term equity incentive awards could be higher or lower depending on the Company’s actual performance. For instance, the “grant date fair values” disclosed in the Summary Compensation Table for the Performance RSUs awarded to our NEOs in 2013 and 2014 are substantially higher than the value realized on those Performance RSUs based on Swift Energy’s performance versus our peers’ performance through December 31, 2014 (assuming the 3-year performance period ended on that day for each award). The table below shows the amounts which would have been realized by our NEOs, if the performance period for their 2013 and 2014 Performance RSUs ended on December 31, 2014, versus the amount disclosed in the Summary Compensation Table:

Award	Aggregate Amount Disclosed in Summary Compensation Table for all NEOs	Aggregate Realizable Value for all NEOs at 12/31/2014
2013 Performance RSU Award	$2,846,450	$0
2014 Performance RSU Award	$2,162,795	$0

The realized amounts in the chart above reflect the performance-based philosophy of our long-term incentive compensation.

Based on industry marketplace data provided by our independent compensation consultant, 2014 time-based restricted stock awards were granted with 3-year cliff vesting, which requires service for the full three years prior to vest. Further details of these long-term equity incentive awards are disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table.

2015 Proxy Statement	| 43

Other Compensation Related Policies

Stock Ownership Guidelines

To further align senior management’s interests with the interests of shareholders with respect to long-term shareholder growth, the Board of Directors adopted Board and Executive Stock Ownership Guidelines in March 2012. The Board has approved equity ownership guidelines for the Company’s officers and directors as follows:

Position	Ownership Guidelines
CEO	5x base salary or ownership of 75,000 shares of common stock
President	4x base salary or ownership of 35,000 shares of common stock
Executive Vice Presidents and Section 16 Officers	3x base salary
Non-employee Board of Director	5x annual cash retainer

•	All covered individuals were given a 5-year transition period to achieve compliance with the above guidelines.

•

In the case of the CEO (and President if such position is served by an individual other than the CEO), at his discretion, either the respective multiple can be achieved or the stated number of qualifying shares of common stock can be owned.

Prohibition on Hedging Swift Energy Securities

•

Our Insider Trading Policy, adopted in November 2006 by the Board of Directors, is applicable to all Board members, officers, and employees and prohibits short sales of Swift Energy securities or any hedging or monetization transaction, such as zero-cost collars or forward sale contracts.

•	In addition, the Insider Trading Policy prohibits transactions in publicly traded options, such as puts, calls and other derivative securities, involving Swift Energy securities.

Clawback Provision

The Performance RSUs awarded to our NEOs as part of the 2013 and 2014 executive compensation program contain a “clawback” provision related to any misconduct, malfeasance or gross negligence by the individual that contributes to any inaccuracy of the Company’s financial results or the results of the performance metrics tied to the awards. The Company does not have any other “clawback” policy with respect to the 2014 compensation elements which would allow the Company to recoup paid compensation from designated individuals in the event of a financial restatement.

Compensation Policies and Practices as They Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, we are required to discuss those policies and practices for compensating the employees of the Company (including employees that are not NEOs) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking. We have determined that the compensation policies and practices established with respect to the Company’s employees are not reasonably likely to have a material adverse effect on the Company and, therefore, no such disclosure is necessary.

44 |	2015 Proxy Statement

Compensation Committee Report

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis with management. Based upon this review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders of Swift Energy.

COMPENSATION COMMITTEE Clyde W. Smith, Jr. (Chair) Douglas J. Lanier Greg Matiuk Ronald L. Saxton Charles J. Swindells

2015 Proxy Statement	| 45

Summary Compensation Table

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated executive officers of the Company other than the CEO and CFO, who were serving as an executive officer at the end of the last fiscal year, for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014. These five individuals are referred to throughout this proxy statement as “Named Executive Officers” or “NEOs.”

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1)(2) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compen- sation ($)(3) (g)	Change in Pension and Non- qualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($)(4) (i)	Total ($) (j)
Terry E. Swift Chairman of the Board, Chief Executive Officer and President	2014	$685,450	$—	$1,406,704	$—	$—	$—	$16,494	$2,108,648
	2013	$685,450	$—	$1,861,273	$—	$—	$—	$30,979	$2,577,702
	2012	$665,480	$—	$1,700,023	$1,207,500	$266,192	$—	$35,936	$3,875,131

Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer	2014	$462,090	$—	$597,476	$—	$—	$—	$15,600	$1,075,166
	2013	$462,090	$—	$758,828	$—	$—	$—	$24,803	$1,245,721
	2012	$448,630	$—	$779,857	$553,840	$201,884	$—	$36,213	$2,020,424

Bruce H. Vincent Retired President	2014	$536,560	$—	$923,808	$—	$—	$—	$15,916	$1,476,284
	2013	$536,560	$—	$1,173,288	$—	$—	$—	$31,657	$1,741,505
	2012	$520,930	$—	$1,425,931	$1,014,300	$234,419	$—	$69,188	$3,264,768

Robert J. Banks Executive Vice President and Chief Operating Officer	2014	$461,540	$—	$597,476	$—	$40,000	$—	$31,361	$1,130,377
	2013	$461,540	$—	$758,828	$—	$—	$—	$33,498	$1,253,866
	2012	$448,090	$—	$871,221	$618,240	$201,641	$—	$52,666	$2,191,858

Steve L. Tomberlin Senior Vice President — Resource Development and Engineering	2014	$342,000	$—	$369,523	$—	$40,000	$—	$18,438	$769,961
	2013	$342,000	$—	$469,315	$—	$—	$—	$19,410	$830,725
	2012	$332,030	$—	$391,560	$278,530	$119,531	$—	$16,129	$1,137,780

(1)	The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 6 to Consolidated Financial Statements in the Company’s audited financial statements for the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014, included in the Company’s Annual Report on Forms 10-K for the years ended December 31, 2012, December 31, 2013, and December 31, 2014, respectively.
(2)	Prior to 2013, amounts in column (e) were exclusively time-based restricted stock awards. Beginning in 2013, column (e) is comprised of both time-based restricted stock and Performance RSUs. The values of the respective components for 2013 and 2014 are as follows:

	2013		2014
	Time-Based Restricted Stock Awards ($)	Performance RSUs ($)^	Time-Based Restricted Stock Awards ($)	Performance RSUs ($)^
Terry E. Swift	$570,843	$1,290,430	$454,608	$952,096
Alton D. Heckaman, Jr.	$385,203	$373,625	$306,768	$290,708
Bruce H. Vincent	$595,595	$577,693	$474,320	$449,488
Robert J. Banks	$385,203	$373,625	$306,768	$290,708
Steven L. Tomberlin	$238,238	$231,077	$189,728	$179,795

^

The disclosed amounts with respect to the Performance RSUs are calculated based on the expected probable (target) outcome grant date fair value computed in accordance with FASB ASC Topic 718. The threshold and maximum amounts, respectively, for each

46 |	2015 Proxy Statement

NEO’s awards are: Mr. Swift — 2013 — $645,215, $2,580,860 — 2014 — $476,048, $1,904,192; Mr. Heckaman — 2013 — $186,813, $747,250 — 2014 — $145,354, $581,416; Mr. Vincent — 2013 — $288,847, $1,555,386 — 2014 — $224,744, $898,976; Mr. Banks — 2013 — $186,813, $747,250 — 2014 — $145,354, $581,416; and Mr. Tomberlin — 2013 — $115,539, $462,154 — 2014 — $89,898, $359,590. See “Compensation Discussion and Analysis — 2014 Executive Compensation Components — Long-Term Equity Incentives” beginning on page 41, “Grants of Plan-Based Awards” on page 48 and “Outstanding Equity Awards at December 31, 2014,” beginning on page 49, for a description of these awards.
(3)	Amounts in column (g) for 2012, 2013 and 2014 include amounts earned during 2012, 2013 and 2014, but paid in 2013, 2014 and 2015, respectively. See “Compensation Discussion and Analysis — 2014 Executive Compensation Components — Annual Incentive Cash Bonus” beginning on page 40 for more information.
(4)	Includes all other compensation items (column (i)) for each of 2012, 2013, and 2014 in addition to that reported in columns (c) through (h):

		Swift	Heckaman	Vincent		Banks		Tomberlin
Vacation Buyback	2014	$—	$—	$—		$—		$—
	2013	$—	$—	$—		$—		$—
	2012	$3,100	$8,376	$9,726		$8,366		$—

Savings Plan Contributions*	2014	$15,600	$15,600	$15,600		$15,600		$15,600
	2013	$15,300	$15,300	$15,300		$15,300		$15,300
	2012	$12,500	$12,500	$12,500		$12,500		$12,500

Life Insurance Premiums**	2014	$—	$—	$—		$14,395		$2,838
	2013	$12,243	$7,570	$14,603		$14,395		$2,838
	2012	$16,324	$10,093	$19,471		$14,395		$1,518

Tax Reimbursements***	2014	$894	$—	$316		$1,366		$—
	2013	$2,164	$661	$482		$2,531		$—
	2012	$2,797	$4,029	$5,003		$5,450		$896

Contributions to Employee Stock Ownership Plan Account****	2014	$—	$—	$—		$—		$—
	2013	$1,272	$1,272	$1,272		$1,272		$1,272
	2012	$1,215	$1,215	$1,215		$1,215		$1,215

Perquisites*****	2014	$—	$—	$—		$—		$—
	2013	$—	$—	$—		$—		$—
	2012	$—	$—	$21,273	[a]	$10,740	[b]	$—

*	Company contributions to the Named Executive Officer’s Swift Energy Company Employee Savings Plan account (For 2012 and 2013, 100% in Company common stock; for 2014, 50% in Company common stock).
**	Insurance premiums paid by the Company with respect to life insurance for the benefit of the Named Executive Officer.
***	Amounts paid by the Company to reimburse the Named Executive Officer for the amount taxed on certain taxable benefits.
****	Company contributions (100% in Company common stock) to the Named Executive Officer’s Swift Energy Company Employee Stock Ownership Plan account.
*****	Perquisites are quantified only where the aggregate perquisites for the Named Executive Officer exceeded $10,000 during 2012. No NEO had perquisites greater than $10,000 during either 2013 or 2014.
a	Perquisites for Mr. Vincent in 2012 include the following amounts: reserved parking — $260, sporting event and theater tickets — $2,227, tax preparation — $605, estate planning — $8,117, and spousal travel — $10,064.
b	Perquisites for Mr. Banks in 2012 include the following amounts: reserved parking — $260, sporting event and theater tickets — $977, and estate planning — $9,503.

2015 Proxy Statement	| 47

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the equity awards granted during the year ended December 31, 2014, to each Named Executive Officer listed in the Summary Compensation Table:

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1) (i)		All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Terry E. Swift	02/17/2014	—	—	—	40,775	81,550	163,100	—		—	$—	$11.68	(2)
	02/17/2014	—	—	—	—	—	—	36,900	(3)	—	$—	$12.32
Alton D. Heckaman, Jr.	02/17/2014	—	—	—	12,450	24,900	49,800	—		—	$—	$11.68	(2)
	02/17/2014	—	—	—	—	—	—	24,900	(3)	—	$—	$12.32
Bruce H. Vincent(4)	02/17/2014	—	—	—	19,250	38,500	77,000	—		—	$—	$11.68	(2)
	02/17/2014	—	—	—	—	—	—	38,500	(3)	—	$—	$12.32
Robert J. Banks	02/17/2014	—	—	—	12,450	24,900	49,800	—		—	$—	$11.68	(2)
	02/17/2014	—	—	—	—	—	—	24,900	(3)	—	$—	$12.32
Steven L. Tomberlin	02/17/2014	—	—	—	7,700	15,400	30,800	—		—	$—	$11.68	(2)
	02/17/2014	—	—	—	—	—	—	15,400	(3)	—	$—	$12.32

(1)	Awards are granted under the 2005 Plan and, therefore, maximum future payouts may be limited by the terms of such plan.
(2)	Amount shown is a weighted average calculation of the grant date fair value of the two components of the award as follows: TSR ($11.46 x 75%) + ROCE ($12.32 x 25%).
(3)	Amount shown reflects number of restricted shares granted to the Named Executive Officer during 2014 pursuant to the 2005 Plan. Restrictions on restricted shares lapse as to all of such shares on the third anniversary of the grant date.
(4)	See “Potential Payments Upon Termination or Change of Control” on page 52 for the treatment of Mr. Vincent’s equity awards upon his retirement.

48 |	2015 Proxy Statement

Outstanding Equity Awards at December 31, 2014

The following table includes certain information about stock options and restricted stock outstanding at December 31, 2014, for each Named Executive Officer listed in the Summary Compensation Table:

	Option Awards						Stock Awards
Name and Grant Date (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (j)
Terry E. Swift Stock Options
02/07/2006	25,400	—		—	$44.24	02/08/2016	—		—	—		—
02/06/2007	34,100	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	37,800	—		—	$43.21	02/11/2018	—		—	—		—
02/10/2009	27,902	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	43,334	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	66,000	—		—	$42.61	02/09/2021	—		—	—		—
03/21/2011	19,555	—		—	$41.83	02/10/2019	—		—	—		—
03/21/2011	12,700	—		—	$41.83	02/08/2020	—		—	—		—
02/13/2012	50,000	25,000	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/13/2012	—	—		—	—	—	17,367	(4)	$70,336	—		—
02/12/2013	—	—		—	—	—	36,900	(5)	$149,445	43,000	(6)	$174,150
02/17/2014	—	—		—	—	—	36,900	(5)	$149,445	40,775	(6)	$165,139
Alton D. Heckaman, Jr. Stock Options
02/07/2006	11,100	—		—	$44.24	02/08/2016	—		—	—		—
02/06/2007	14,300	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	17,100	—		—	$43.21	02/11/2018	—		—	—		—
02/10/2009	19,867	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	28,300	—		—	$24.52	02/08/2020	—		—	—		—
12/03/2010	3,626	—		—	$40.15	02/01/2019	—		—	—		—
02/09/2011	25,500	—		—	$42.61	02/09/2021	—		—	—		—
02/13/2012	22,933	11,467	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/13/2012	—	—		—	—	—	7,967	(4)	$32,266	—		—
02/12/2013	—	—		—	—	—	24,900	(5)	$100,845	12,450	(6)	$50,423
02/17/2014	—	—		—	—	—	24,900	(5)	$100,845	12,450	(6)	$50,423
Bruce H. Vincent(7) Stock Options
02/07/2006	16,700	—		—	$44.24	02/08/2016	—		—	—		—
02/06/2007	21,100	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	25,600	—		—	$43.21	02/11/2018	—		—	—		—
02/10/2009	52,400	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	41,000	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	47,500	—		—	$42.61	02/09/2021	—		—	—		—
02/13/2012	42,000	21,000	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/13/2012	—	—		—	—	—	14,567	(4)	$58,996	—		—
02/12/2013	—	—		—	—	—	38,500	(5)	$155,925	19,250	(6)	$77,963
02/17/2014	—	—		—	—	—	38,500	(5)	$155,925	19,250	(6)	$77,963
Robert J. Banks Stock Options
02/07/2006	4,500	—		—	$44.24	02/08/2016	—		—	—		—
02/06/2007	11,500	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	13,700	—		—	$43.21	02/11/2018	—		—	—		—
02/10/2009	25,000	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	28,300	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	29,000	—		—	$42.61	02/09/2021	—		—	—		—
02/13/2012	25,600	12,800	(3)	—	$32.63	02/13/2022	—		—	—		—

2015 Proxy Statement	| 49

	Option Awards						Stock Awards
Name and Grant Date (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (j)
Restricted Stock
02/13/2012	—	—		—	—	—	8,900	(4)	$36,045	—		—
02/12/2013	—	—		—	—	—	24,900	(5)	$100,845	12,450	(6)	$50,423
02/17/2014	—	—		—	—	—	24,900	(5)	$100,845	12,450	(6)	$50,423
Steven L. Tomberlin Stock Options
02/08/2010	14,200	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	11,300	—		—	$42.61	02/09/2021	—		—	—		—
02/13/2012	11,533	5,767	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/13/2012	—	—		—	—	—	4,000	(4)	$16,200	—		—
02/12/2013	—	—		—	—	—	15,400	(5)	$62,370	7,700	(6)	$15,400
02/17/2014	—	—		—	—	—	15,400	(5)	$62,370	7,700	(6)	$15,400

(1)	Amount reflects the aggregate market value of unvested restricted shares at December 31, 2014, which equals the number of unvested restricted shares in column (g) multiplied by the closing price of the Company’s common stock at December 31, 2014 ($4.05).
(2)	Amount reflects the aggregate market value of unvested equity incentive plan awards at December 31, 2014, which equals the number of unvested equity incentive plan awards in column (g) multiplied by the closing price of the Company’s common stock at December 31, 2014 ($4.05).
(3)	Stock options become exercisable in three equal installments each year beginning on the first anniversary of the grant date.
(4)	Restrictions on these restricted shares lapse as to one-third of such shares each year beginning on the first anniversary of the grant date.
(5)	Restrictions on these restricted shares lapse as to all of such shares on the third anniversary of the grant date.
(6)	The Performance RSUs are weighted 75% toward achievement of a certain 3-year TSR and 25% toward achievement of a certain 3-year ROCE. The disclosed amounts are based on achieving threshold performance goals. See “Compensation Discussion and Analysis — 2014 Executive Compensation Components — Long-Term Equity Incentives” beginning on page 41 and “Grants of Plan-Based Awards” on page 48 for more information on these awards.
(7)	Under applicable SEC rules, the table above reflects outstanding awards as of December 31, 2014. Please see “Potential Payments Upon Termination or Change of Control” on page 52 for further information on the specific treatment of Mr. Vincent’s equity awards which took place upon his retirement.

50 |	2015 Proxy Statement

Option Exercises and Stock Vested

The following table includes information regarding stock options exercised and restricted stock vested for the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2014:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Terry E. Swift	—	$—	32,634	$392,585
Alton D. Heckaman, Jr.	—	$—	13,867	$167,183
Bruce H. Vincent	—	$—	25,567	$308,165
Robert J. Banks	—	$—	15,600	$188,038
Steven L. Tomberlin	—	$—	6,634	$80,098

(1)	Amount reflects value realized by multiplying the number of shares of restricted stock vesting by the market value on the vesting date.

2015 Proxy Statement	| 51

Potential Payments Upon Termination or Change in Control

The table below and the discussion that follows reflect the amount of compensation payable to each Named Executive Officer upon termination from the Company under several scenarios assuming such termination was effective December 31, 2014. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company which was the case with Mr. Vincent (see footnote 4 of the table below).

Each Named Executive Officer other than Mr. Tomberlin has an employment agreement. These employment agreements automatically extend for one year on each anniversary of the agreement. However, each officer with an employment agreement serves at the pleasure of the Board as the agreements allow for termination at any time with sixty days’ written notice. We also adopted the Swift Energy Company Change of Control Severance Plan (the “Change of Control Severance Plan”) in November 2008, under which all employees (including officers) are participants. It is a double-trigger plan and benefits are only payable if there is both a Change of Control and a qualified employment termination. Each Named Executive Officer’s employment agreement enhances certain payment amounts and other benefits provided in the Change of Control Severance Plan, which amounts were determined based on the Compensation Committee’s study of peer programs of this nature.

					Equity Acceleration
	Cash Payments		Benefit Cost(1)		Stock Options(2)		Restricted Stock(2)		Restricted Stock Units		Total
Terry E. Swift
Death	$2,854,926		$17,099		$—		$369,226		$678,578		$2,919,829
Disability	$2,854,926		$59,072		$—		$369,226		$678,578		$3,691,802
Change of Control	$2,854,926		$37,423		$—		$369,226		$678,578		$2,940,153
Senior Officer Tenure(3)	$1,903,284		$41,973		$—		$369,226		$—	(5)	$2,314,483
Termination by Employee Without Good Reason	$951,642		$24,874		$—		$—		$—		$976,516
Termination by Employee for Good Reason or by the Company Without Cause	$2,854,926		$59,072		$—		$369,226		$—	(5)	$3,283,225

Alton D. Heckaman, Jr.
Death	$1,991,922		$17,099		$—		$233,956		$201,690		$2,444,668
Disability	$1,991,922		$52,841		$—		$233,956		$201,690		$2,480,410
Change of Control	$1,991,922		$31,192		$—		$233,956		$201,690		$2,458,761
Senior Officer Tenure(3)	$1,327,948		$35,742		$—		$233,956		$—	(5)	$1,597,646
Termination by Employee Without Good Reason	$663,974		$18,643		$—		$—		$—		$682,617
Termination by Employee for Good Reason or by the Company Without Cause	$1,991,922		$52,841		$—		$233,956		$—	(5)	$2,278,720

Bruce H. Vincent(4)

Robert J. Banks
Death	$1,657,953		$22,350		$—		$237,735		$201,690		$2,119,728
Disability	$1,657,953		$59,096		$—		$237,735		$201,690		$2,156,473
Change of Control	$1,657,953		$40,745		$—		$237,735		$201,690		$2,138,123
Senior Officer Tenure(3)	$994,772		$36,745		$—		$237,735		$—	(5)	$1,269,252
Termination by Employee Without Good Reason	$—		$—		$—		$—		$—		$—
Termination by Employee for Good Reason or by the Company Without Cause	$1,657,953		$59,096		$—		$237,735		$—	(5)	$1,954,783

Steven L. Tomberlin
Death	$—		$—		$—	(6)	$—	(6)	$124,740		$124,740
Disability	$—		$—		$—	(6)	$—	(6)	$124,740		$124,740
Change of Control	$923,062		$24,306		$—		$—		$124,740		$1,072,108
Senior Officer Tenure(7)	$—		$—		$—		$—		$—		$—
Termination by Employee Without Good Reason(7)	$—		$—		$—		$—		$—		$—
Termination by Employee for Good Reason or by the Company Without Cause	$—	(7)	$—	(7)	$—	(7)	$—	(7)	$—	(5)	$—

(1)	Includes payment of insurance continuation as provided in employment agreement and the Change of Control Severance Plan.

52 |	2015 Proxy Statement

(2)	Includes value of option spread and full-value awards upon accelerated vesting of equity grants at $4.05 per share (closing price on December 31, 2014).
(3)	Termination by employee upon achieving “Senior Officer Tenure,” which requires that the 1-year anniversary of the Named Executive Officer’s employment agreement has occurred, the Named Executive Officer has reached the age of 55 years or older, and the Named Executive Officer has been employed by the Company for a minimum of ten years. The Named Executive Officer must meet the conditions for Senior Officer Tenure and provide at least six months’ written notice to the Company of his intention to terminate his employment. Mr. Vincent met the conditions for Senior Officer Tenure when he retired from the Company effective February 15, 2015, and the terms of Mr. Vincent’s retirement are more fully described in footnote 4 below.
(4)	As previously disclosed, Mr. Vincent retired from the Company effective February 15, 2015, and entered into a retirement agreement (which principally reflects the terms of Mr. Vincent’s employment agreement dated November 4, 2008, a form of which has been in place since November 1995). Pursuant to this retirement agreement, Mr. Vincent is to receive the following summarized benefits and consideration: (i) receive $3,363,969.64 over a period ending November 15, 2017; (ii) retain, under their original terms, all equity awards granted during his tenure at the Company; and (iii) continue to be eligible to participate in the Company’s health insurance plans through April 2018 and the Company’s life insurance program through April 2017. The retirement agreement executed with Mr. Vincent also contains the customary confidentiality, non-competition, and non-solicitation covenants, along with mutual releases and non-disparagement covenants. For more information on Mr. Vincent’s retirement benefits, please refer to our previous disclosure in our Form 8-K filed with the SEC on January 14, 2015, and/or find a full copy of Mr. Vincent’s retirement agreement as Exhibit 10.21 to the Company’s Form 10-K for the year ended December 31, 2014.
(5)	Pursuant to the terms of the award agreement, the Performance RSUs would be paid on a pro rata basis based on length of service. Performance will be measured at the end of the original 3-year performance period. As such, it is impossible to determine the payout at December 31, 2014, but the value of such awards, based on achieving target performance at $4.05 per share (the closing price on December 31, 2014), if the performance period ended on December 31, 2014, would be: Mr. Swift — $678,578; Mr. Heckaman — $201,690; Mr. Banks — $201,690; and Mr. Tomberlin — $124,740.
(6)	The provisions of the 2005 Plan apply to Mr. Tomberlin who does not have an employment agreement.
(7)	These provisions do not apply to Mr. Tomberlin who does not have an employment agreement.

Computation of Payments

Under the employment agreements (except for Mr. Tomberlin who does not have an employment agreement) executed November 4, 2008, the Performance RSU agreements, the Company’s compensation plans and the Company’s Change of Control Severance Plan, in the event of termination of employment of a Named Executive Officer, that Named Executive Officer would receive the payments, accelerations and benefits described below. All of our employment agreements and compensation arrangements have been prepared to comply with Section 409A of the Internal Revenue Code, principally by deferring amounts payable upon termination, as applicable, for at least six months. The formulations of payments below are as of December 31, 2014, and therefore do not reflect Mr. Vincent’s retirement agreement, effective February 15, 2015. In each scenario, “Annual Compensation” is the Named Executive Officer’s annual base salary, plus the highest of his annual cash bonuses paid in the prior 36 months:

•	Death

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for dependents for 12 months

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for dependents for 12 months

2015 Proxy Statement	| 53

  Mr. Tomberlin

•	Acceleration of vesting of Performance RSUs at the target level

•	Disability

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 30 months

•	Life Insurance for 12 months

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 24 months

•	Life Insurance for 12 months

  Mr. Tomberlin

•	Acceleration of vesting of Performance RSUs at the target level

•	By Employee for Good Reason or by Company Without Cause

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 30 months

•	Life Insurance for 12 months

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 24 months

•	Life Insurance for 12 months

54 |	2015 Proxy Statement

  Mr. Tomberlin

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Change of Control

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Reimbursement for amounts due pursuant to Section 4999 of the Internal Revenue Code

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 12 months

•	Life Insurance for 12 months

•	Outplacement services up to $4,000

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Reimbursement for amounts due pursuant to Section 4999 of the Internal Revenue Code

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 12 months

•	Life Insurance for 12 months

•	Outplacement services up to $4,000

  Mr. Tomberlin

•	Cash Payment of 2 x Annual Compensation

•	Reimbursement for amounts due pursuant to Section 4999 of the Internal Revenue Code

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 12 months

•	Outplacement services up to $4,000

•	Termination by Employee Upon 60 Days’ Notice Without Good Reason

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 1 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Health Insurance for 6 months

•	Life Insurance for 12 months

•	Termination by Employee Upon Achieving Senior Officer Tenure, which requires reaching the age of 55, being employed by the Company for at least ten years and providing six months’ advance notice

2015 Proxy Statement	| 55

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 2 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Acceleration of vesting of restricted stock, subject to meeting certain service requirements

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 18 months

•	Life Insurance for 12 months

  Mr. Banks

•	Cash Payment of 1.5 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Acceleration of vesting of restricted stock, subject to meeting certain service requirements

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 12 months

•	Life Insurance for 12 months

Conditions and Covenants

Each Named Executive Officer must also observe a noncompete provision in his employment agreement (except for Mr. Tomberlin who does not have an employment agreement). Based on the terms of the employment agreements, the covenant not to compete provision would be effective for a maximum of three years following the termination of a Named Executive Officer.

A Named Executive Officer will not receive compensation under his employment agreement if the Company terminates the Named Executive Officer for Cause. Cause is generally defined in the employment agreement as commission of fraud against the Company, willful refusal, without proper legal cause, to faithfully and diligently perform the Named Executive Officer’s duties as directed, or breach of the confidentiality provision of the employment agreement.

56 |	2015 Proxy Statement

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Swift Energy shareholders are entitled to vote on an annual advisory proposal to approve the compensation of Swift Energy’s Named Executive Officers, as defined in our Compensation Discussion and Analysis in this proxy statement. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement.

As disclosed in our Compensation Discussion and Analysis, we have designed our executive compensation program to retain and motivate our executives to deliver business results and value to our shareholders, reward performance, and align our executives’ interests with the long-term interests of our other shareholders by tying the largest portion of executive compensation to Company performance. Specifically:

•

Our Chief Executives Officer’s annual incentive compensation is 100% tied to operating and financial metrics, including stock price; and 70% of his long-term equity incentives are also tied to performance metrics, including relative total shareholder return;

•

For 2014, our Chief Executive Officer’s and Chief Financial Officer’s annual cash bonuses were reduced to zero, and two of our other Named Executive Officers received $40,000 cash bonuses; thus, as a group, our Named Executive Officers received total 2014 cash bonuses of $80,000, with no increases in base salaries for either 2014 or 2015;

•	The Company historically has had limited perquisites for officers and, for 2013 and 2014, each Named Executive Officer has had perquisites below the threshold of disclosure ($10,000);

•	An anti-hedging policy has been in place for nearly a decade; and

•	The Company has stock ownership guidelines for our Named Executive Officers.

In addition to implementing the foregoing, our Compensation Committee has adjusted payouts prudently in response to developing industry conditions as exemplified by the above. We believe that the Compensation Committee should retain discretion to make final compensation decisions that align with shareholder interests, which discretion has been exercised wisely.

We are asking for shareholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which includes the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussions following the compensation tables.

Because this vote is advisory, it will not be binding and the Compensation Committee of the Board of Directors ultimately has the responsibility for determining executive compensation. However, the Compensation Committee values the opinions of the Company’s shareholders and will consider the outcome of the advisory vote when making future decisions and recommendations about executive compensation. No determination has been made as to what action the Board of Directors may take if shareholders do not approve our executives’ compensation, but the Compensation Committee will consider voting results and how they should be addressed.

A majority of the votes cast is required to approve this advisory Proposal 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the compensation of Swift Energy’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

2015 Proxy Statement	| 57

PROPOSAL 4 — RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS SWIFT ENERGY COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and internal control over financial reporting for 2015. Ernst & Young LLP has served as the Company’s independent auditor since 2002. See “Audit Committee Disclosure” following this proposal for more information related to Ernst & Young LLP.

Shareholder approval or ratification is not required for the selection of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company’s independent auditor. However, the selection is being submitted for ratification at the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if shareholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditor.

58 |	2015 Proxy Statement

AUDIT COMMITTEE DISCLOSURE

Preapproval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any professional services to be provided by the Company’s independent auditor, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditor), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditor. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described below for 2014 and 2013 were preapproved by the Audit Committee before Ernst & Young LLP was engaged to render the services.

Services Fees Paid to Independent Public Accounting Firm

Ernst & Young LLP, certified public accountants, began serving as the Company’s independent auditor in 2002. The Audit Committee, with ratification of the shareholders, engaged Ernst & Young LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2014. A representative from Ernst & Young LLP will be present at this year’s Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees and expenses billed by Ernst & Young LLP for its audit of the Company’s annual consolidated financial statements and for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2014 and 2013, and for its audit of internal control over financial reporting for 2014 and 2013, and for other services provided by Ernst & Young LLP.

	2014	2013
Audit Fees	$2,121,843	$1,603,953
Audit-Related Fees	0	0
Tax Fees	$121,999	$125,131
All Other Fees	0	0

Totals	$2,243,842	$1,729,084

The audit fees for 2014 and 2013 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years. These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in 2014 and 2013. The tax services provided in 2014 and 2013 generally consisted of compliance, tax advice and tax planning services.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2014, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditor”), the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61 (codification of SAS AU § 380) as adopted by the Public Accounting Oversight Board in Rule 3200T, as amended; and

2015 Proxy Statement	| 59

•

obtained the written disclosures and the letter from the Auditor in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditor the Auditor’s independence.

Based on the reviews and discussion referred to above, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Deanna L. Cannon (Chair)
William A. Bruckmann III
Clyde W. Smith, Jr. Charles J. Swindells

60 |	2015 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership of, and transactions in, the Company’s common stock. SEC regulations require Swift Energy to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2014 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements during 2014.

SHAREHOLDER PROPOSALS

Proposals for Inclusion in the Company’s 2016 Proxy Materials

Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in the Company’s proxy materials for the annual meeting of the shareholders of the Company to be held in 2016 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary, Swift Energy Company, 17001 Northchase Drive, Suite 100, Houston, Texas 77060, no later than December 4, 2015, unless the date of our 2016 annual meeting is more than 30 days before or after May 19, 2016, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Further, a shareholder may not submit a matter for consideration at the 2016 annual meeting, unless the shareholder shall have timely complied with the requirements in the Company’s Bylaws.

2015 Proxy Statement	| 61

Advanced Notice of Nominations or Proposed Business for the Company’s 2016 Annual Meeting of Shareholders

Our Bylaws require advanced written notice from any shareholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2016 annual meeting of shareholders. Notice of such nominations or proposals must be delivered to or mailed and received by the Corporate Governance Committee Chair, Swift Energy Company, c/o Office of the Corporate Secretary, 17001 Northchase Drive, Suite 100, Houston, Texas 77060, not less than sixty (60) days nor more than ninety (90) days prior to the date of the one-year anniversary of the immediately preceding year’s annual meeting. Based on the anniversary date of our 2015 Annual Meeting, a shareholder must send advanced written notice of any such nomination or other proposed business such that the notice is received by us no earlier than February 19, 2016, and no later than March 21, 2016. In the event the 2016 annual meeting of shareholders is convened on a date more than 30 days before, or more than 30 days after, such anniversary date, such notice by the shareholder must be so received not later than the close of business on the later of the sixtieth (60th) day before such annual meeting or the tenth (10th) day following the date on which public disclosure of the date of the 2016 annual meeting is first made by the Company. Any such nomination or proposal must be made in writing. A nomination of persons for election to the Board (each, a “nominee”) must include certain information about the nominee, the class and number of shares, if any, of Swift Energy stock which are beneficially owned by the nominee, the nominee’s consent to being named in the proxy statement as a nominee and to serve as a director if elected, and all other information about the nominee required under SEC Rule 14A and the Company’s Bylaws. A proposal of business must include a brief description of the business desired to be brought before the meeting, the text of the proposal, the reasons for conducting such business at the meeting, and any material interest the proposing shareholder may have in such business. A proposal of business must include the information called for, and follow the other requirements set forth, in our Bylaws about the proposed business and the proposing shareholder. Additionally, the nomination or proposal must include certain information about the nominating or proposing shareholder, including the number of shares of the Company’s stock that the shareholder beneficially owns, and the period for which the shareholder has held such shares. Nominations or proposals must be addressed as follows in order to be considered for the next annual meeting:

Corporate Governance Committee Chair Swift Energy Company c/o Office of the Corporate Secretary 17001 Northchase Drive, Suite 100 Houston, Texas 77060

Shareholders who wish to nominate an individual to the Board must also follow the requirements of the Company’s Bylaws and applicable SEC and NYSE rules and regulations. For more information on shareholders’ nomination of directors, refer to page 14 “Nominations for Directors” in this proxy statement.

With respect to business to be brought before the 2015 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors welcomes questions or comments about the Company and its operations. Because the Company values the input and insights of the Company’s shareholders, and has an obligation to ensure that its communications with shareholders are correct, complete, and consistent with the rules of the SEC and the NYSE, the Company maintains a policy to facilitate Board interaction with Company shareholders. Pursuant to this policy, the Company’s CEO has primary responsibility for communications with Company shareholders, and Board members who meet or talk with shareholders will coordinate with management. The Board also has

62 |	2015 Proxy Statement

designated the Corporate Secretary to receive written communications addressed to the Board. Any shareholder communications alleging misconduct by management, or legal, ethical, compliance or certain governance issues will be promptly forwarded to the appropriate independent directors and/or Board committee chairs by the Corporate Secretary.

Any communications that shareholders or other interested parties may wish to send to the Board of Directors or the non-management independent directors may be directly sent to either of the following address:

Lead Director

Swift Energy Company

17001 Northchase Drive, Suite 100

Houston, TX 77060-6098

ATTN: Corporate Secretary

or

Lead Director

Swift Energy Company

c/o CCI

P.O. Box 561915

Charlotte, NC 28256

Historically, the Company’s annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders; however, with the increased responsibilities and time requirements in connection with the Board meeting, the Board’s annual meeting is now held three weeks before the shareholders’ annual meeting. Therefore, the Company does not have a policy with regard to Board members’ attendance at its annual meetings of shareholders. Although some of the members of the Board will attend the 2015 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions. Two directors attended the 2014 annual meeting.

FORWARD-LOOKING STATEMENTS

Certain statements set forth in this proxy statement that are not historical are “forward-looking statements” as that term is defined in Section 21E of the Exchange Act. These statements include estimates of future amounts payable under awards, plans or agreements or upon the occurrence of certain events, such as a change of control, the present value of such awards, and the estimated value of awards, the vesting of which will depend on performance over future periods. In order to estimate amounts that may be paid in the future, we made assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the dates of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. The Company will not update these forward-looking statements unless required to do so by applicable law. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future values or payments, and we cannot assure any reader that such statements will be realized or that the events and circumstances that they describe will occur.

2015 Proxy Statement	| 63

ANNUAL REPORT ON FORM 10-K

Upon written request, Swift Energy will provide any shareholder of the Company, at no charge, a copy of the Company’s Annual Report on Form 10-K for 2014, as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests should be made by mail to Swift Energy Company, Investor Relations Department, 17001 Northchase Drive, Suite 100, Houston, Texas 77060; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com.

By Order of the Board of Directors,

Christopher M. Abundis Secretary

Houston, Texas

April 2, 2015

64 |	2015 Proxy Statement

SWIFT ENERGY COMPANY

17001 NORTHCHASE DRIVE

SUITE 100

HOUSTON, TX 77060

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M86333-P64317	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SWIFT ENERGY COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Class I Directors
Nominees:
01) Clyde W. Smith, Jr. (for term to expire at 2018 annual meeting)
02) Terry E. Swift (for term to expire at 2018 annual meeting)
03) Charles J. Swindells (for term to expire at 2018 annual meeting)

Election of Class III Director
Nominee:
04) William A. Bruckmann III (for term to expire at 2017 annual meeting)

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2.	To amend the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan to increase the number of shares of common stock available for issuance under the 2005 Plan and to increase annual award limits under Internal Revenue Code Section 162(m).					☐	☐	☐

3.	To conduct a nonbinding advisory vote to approve the compensation of Swift Energy’s named executive officers as presented in the proxy statement.					☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2015.					☐	☐	☐

NOTE: To conduct such other business as may properly come before the annual meeting, or at any and all adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Combined Document are available at www.proxyvote.com.

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M86334-P64317

SWIFT ENERGY COMPANY Annual Meeting of Shareholders May 19, 2015, 3:00 PM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Terry E. Swift, Robert J. Banks and Alton D. Heckaman, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SWIFT ENERGY COMPANY that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 3:00 PM, CDT on May 19, 2015, at the Hilton Houston North Hotel, 12400 Greenspoint Drive, Houston, Texas 77060, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side